UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Authentidate Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 20, 2009

To the Stockholders of

AUTHENTIDATE HOLDING CORP.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AUTHENTIDATE HOLDING CORP. will be held at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922 on May 20, 2009 at 10:00 a.m., Eastern time. The Annual Meeting of Stockholders is being held for the purpose of:

1.	Electing five (5) Directors to Authentidate’s Board of Directors;

2.	Amending the 2001 Non-Executive Director Stock Option Plan; and

3.	Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

The close of business on April 9, 2009 has been fixed as the Record Date for the determination of Stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Stockholders.

By Order of the Board of Directors,

Victor J. DiGioia, Secretary

Dated: April 21, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

i

AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

PROXY STATEMENT

for

Annual Meeting of Stockholders

To Be Held on May 20, 2009

This Proxy Statement and the accompanying form of proxy have been mailed on or about April 21, 2009 to the Stockholders of record of shares of common stock as of April 9, 2009, of AUTHENTIDATE HOLDING CORP., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of Authentidate for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. (Eastern time) at the Company’s corporate headquarters, located at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922 on Wednesday, May 20, 2009 and at any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

On April 9, 2009 (the “Record Date”), there were issued and outstanding 34,190,565 shares of common stock and 28,000 shares of Series B Preferred Stock. Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. Each share of common stock is entitled to one vote on each matter submitted to Stockholders. Shares of Authentidate’s common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

1.	FOR the election of the five (5) persons nominated by the Board of Directors; and

2.	FOR the amendment to the 2001 Non-Executive Director Stock Option Plan; and

3.	FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

Quorum and voting

A majority of our outstanding shares of common stock as of the Record Date must be present at the meeting in person or by proxy in order to hold the meeting and conduct business. This presence is called a quorum. Shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card. In addition, abstentions and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares.

Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions.

Broker non-votes and abstentions will be counted towards the determination of a quorum which, according to Authentidate’s Bylaws, will be the presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock entitled to vote. Election of Directors is by plurality vote, with the five nominees receiving the highest vote totals to be elected as Directors of Authentidate. Accordingly, abstentions and broker non-votes will not affect the outcome of the Election of Directors.

Approval of the amendment to the 2001 Non-Executive Director Stock Option Plan (the “2001 Director Plan”) requires the affirmative vote by holders of at least a majority of the shares of Authentidate’s common stock who attend the meeting in person or are represented at the meeting by proxy. Abstentions will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.

In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. The persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

Stockholders whose shares are registered in their own names may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If you either return your signed proxy or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct.

In the event that you return a properly signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the proposal to amend the 2001 Director Plan (Proposal No. 2) and in the discretion of the proxy holders as to any other matters that may properly come before the meeting.

Revocation of proxies

Any proxy may be revoked at any time before it is voted. A stockholder may revoke a proxy by notifying the Secretary of Authentidate either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the Secretary of Authentidate. Stockholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON MAY 20, 2009: Copies of this Proxy Statement, the form of Proxy and our 2009 Annual Report to Stockholders are available online at http://www.cstproxy.com/authentidate/2009.

Solicitation of Proxies

Authentidate will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of Authentidate’s common stock held of record by such persons, and Authentidate may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

Annual Report

The Annual Report to Stockholders for the fiscal year ended June 30, 2008, including financial statements, accompanies this Proxy Statement. The principal executive offices of Authentidate are located at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922. Authentidate’s telephone number is (908) 787-1700.

Recommendation of the Board of Directors

Authentidate’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal No. 1) and FOR the amendment to the 2001 Director Plan (Proposal No. 2).

Independent Public Accountants

Principal Accountant Fees and Services

The Audit Committee of the Board of Directors of Authentidate has selected Eisner LLP, as its independent registered public accounting firm for the current fiscal year. During the 2008 fiscal year, the audit services provided by Eisner LLP consisted of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. The following table presents the total fees billed for professional audit and non-audit services rendered by our independent registered public accounting firm for the audit of our annual financial statements for the years ended June 30, 2008 and 2007, and fees billed for other services rendered by our independent registered public accounting firm during those periods.

	Year Ended June 30,
	2008	2007
Audit Fees (1)	$329,000	$354,000
Tax Fees (2)	—	48,000

Total	$329,000	$402,000

(1)	Audit services consist of audit work performed on financial statements, audit work performed on internal control over financial reporting, reviews of Annual Reports on Form 10-K, reviews of financial statements and related Quarterly Reports on Form 10-Q during the fiscal year, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including consents for registration statement filings and responding to SEC comment letters on annual and quarterly filings. During the fiscal years ended June 30, 2008 and 2007, all reported amounts were for services provided by Eisner LLP.
(2)	Tax services consist of all services performed by independent tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice. During the fiscal year ended June 30, 2008 all services were provided by SmarTax LLC. During the fiscal year ended June 30, 2007 such services were provided by Eisner LLP.

Our Audit Committee has determined that the services provided by our independent registered public accounting firms and the fees we expensed for such services has not compromised the independence of our independent auditors.

Policy on Audit-Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to engagement of the independent auditor for the next year’s audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year to the Audit Committee for approval. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor. Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Pursuant to Section 10A (i) (2) of the Securities Exchange Act of 1934, we are responsible for listing the non-audit services approved by our Audit Committee to be performed by our independent registered public accounting firm. During the fourth quarter of fiscal 2008, the Audit Committee did not pre-approve the performance of any non-audit services by Eisner LLP.

Each of the permitted non-audit services has been pre-approved by the Audit Committee or the Audit Committee’s Chairman pursuant to delegated authority by the Audit Committee. The Audit Committee has not authorized our independent registered public accounting firm to provide any additional non-audit services.

VOTING SECURITIES AND SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities entitled to vote at the meeting are Authentidate’s common stock. Each share of common stock entitles its holder to one vote on each matter submitted to Stockholders. As of the Record Date, there were 34,190,565 shares of common stock issued and outstanding. The following table sets forth certain information as of the Record Date, with respect to (i) each director and each executive officer, (ii) and all directors and executive officers as a group, and (iii) persons (including any “group” as that term is used in Section l3(d)(3) of the Securities Exchange Act of l934), known by Authentidate to be the beneficial owner of more than five percent of its common stock. Shares of common stock subject to options exercisable within 60 days from the date of this table are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

Type of Class	Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (++)		Percent of Class (#)
Common	O’Connell Benjamin c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	450,556	(1)	1.3%

Common	J. Edward Sheridan c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	70,000	(2)	*

Common	Charles C. Johnston c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	182,262	(3)	*

Common	J. David Luce c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	1,216,083	(4)	3.6%

Common	Ranjit C. Singh c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	120,824	(5)	*

Common	John J. Waters c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	798,348	(6)	2.3%

Type of Class	Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (++)		Percent of Class (#)
Common	William A. Marshall c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	565,556	(7)	1.6%

Common	Jan C. Wendenburg c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	208,946	(8)	*

	Directors/Executive Officers as a group (1)(2)(3)(4)(5)(6)(7)(8)	3,612,575		10.1%
Beneficial Owners of 5% or greater of our Common Stock

Common	Morgan Stanley and Morgan Stanley Capital Services, Inc. 1585 Broadway New York, New York 10036	2,840,821	(9)	8.3%

(++)	Unless otherwise indicated below, each director, officer and 5% stockholder has sole voting and sole investment power with respect to all shares that he beneficially owns.
#	Based on the outstanding shares of common stock as of the Record Date.
*	Represents less than 1% of the issued and outstanding shares of common stock as of the date of this table.
(1)	Includes vested options to purchase 265,556 shares of common stock and excludes unvested options to purchase 69,444 shares of common stock.
(2)	Includes vested options to purchase 70,000 shares of common stock.
(3)	Includes vested options to purchase 70,000 shares of common stock and 53,692 shares of common stock held by J&C Resources, LLC. Excludes 26,631 shares of common stock owned by CCJ Trust and 20,000 shares of common stock owned by FILIT Trust.
(4)	Includes vested options to purchase 77,500 shares of common stock. Includes 1,077,754 shares of common stock owned by Duke 83, LLC.
(5)	Includes vested options to purchase 77,500 shares of common stock.
(6)	Includes vested options to purchase 320,000 shares of common stock and 17,000 shares of common stock owned by Mr. Waters’ spouse.
(7)	Includes vested options to purchase 330,556 shares of common stock and excludes unvested options to purchase 19,444 shares of common stock.
(8)	Includes vested options to purchase 205,556 shares of common stock and excludes unvested options to purchase 19,444 shares of common stock.
(9)	Based solely on Schedule 13G/A filed by listed holder.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our by-laws provide that the number of persons on the Board of Directors shall be between three and fifteen persons, as determined by the Board of Directors. Following the resignation of F. Ross Johnson in February 2009, our Board of Directors currently consists of five members elected for a term of one year and until their successors are duly elected and qualified. The Board does not intend to fill the vacancy created by Mr. Johnson’s resignation at this Annual Meeting. At this Annual Meeting, the Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated the five persons listed below in the table captioned “Nominees” for election at the Annual Meeting to serve for a term of one year and until their successors are duly elected and qualified. All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election.

The affirmative vote of a plurality of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the Board of Directors. There are no familial relationships between or among any of our officers or directors. Biographical information regarding the nominees for election as directors and our executive officers is included below. The following table sets forth certain information about our nominees for election to the Board of Directors and our current executive officers.

Nominees and Executive Officers

Name	Age	Office	Director Since
Nominees for Director
J. Edward Sheridan	73	Chairman of the Board of Directors	1992
Charles C. Johnston	73	Director	1997
J. David Luce	47	Director	2003
Ranjit C. Singh	56	Director	2005
John J. Waters	63	Director	2004

Executive Officers
O’Connell Benjamin	59	President	N/A
William A. Marshall	56	Chief Financial Officer, Treasurer and Principal Accounting Officer	N/A

Biographical Information

Directors

J. Edward Sheridan joined the Board of Directors in June, 1992 and was appointed as Chairman of the Board on March 2, 2009. From 1985 to the present, Mr. Sheridan served as the President of Sheridan Management Corp. From 1975 to 1985, Mr. Sheridan served as the Vice President of Finance and Chief Financial Officer of AMF. From 1973 to 1975, he was Vice President and Chief Financial Officer of Fairchild Industries. From 1970 to 1973 he was the Vice President, Corporate Finance of F.S. Smithers. From 1967 to 1970 Mr. Sheridan was the Director of Acquisitions of Westinghouse Electric. From 1964 to 1967 he was employed by Corporate Equities, Inc., a venture capital firm, Mr. Sheridan holds an M.B.A. from Harvard University and a B.A. from Dartmouth College. Mr. Sheridan also serves as Director – Total Energy Development in the office of the Secretary of Defense.

Charles C. Johnston joined the Board of Directors in December, 1997. Mr. Johnston has been Chairman and Chief Executive Officer of J&C Resources, LLC since 1987 and has held a number of executive positions in other private companies during his business career. He received his Bachelor of Science degree in 1957 from Worcester Polytechnic Institute and serves as a trustee of Worcester Polytechnic Institute. He currently serves as a Director of Onstream Media Corp.

J. David Luce joined to our Board of Directors in February, 2003. Mr. Luce has been a Senior Vice President of Fixed Income Sales with Barclays Capital (formerly Lehman Brothers) since 1990. Prior to joining Lehman Brothers, Mr. Luce served as a Vice President, Fixed Income Sales, at Kidder Peabody. Mr. Luce also currently acts as a private investment banker raising venture and mezzanine capital. Mr. Luce also serves on the Board of Directors of Issimo Food Group, Inc. Mr. Luce graduated from Duke University in 1983 with a B.A. in Economics.

Ranjit C. Singh joined our Board of Directors in January 2005. Mr. Singh was the President and Chief Executive Officer of Aptara, Inc. (formerly known as TechBooks), from February 2003 until July 2008. From February 2002 to February 2003, he served as President and Chief Executive Officer of Reliacast Inc. Prior to that, he was President and Chief Operating Officer of ContentGuard, a spinoff of Xerox Corporation that is jointly owned with Microsoft. Before joining ContentGuard earlier in 2000, Mr. Singh worked for Xerox as a corporate Senior Vice President in various assignments related to software businesses. Mr. Singh joined Xerox in 1997, having come from Citibank where he was Vice President of Global Distributed Computing. Prior to that, he was a principal at two start-up companies and also held executive positions at Data General and Digital Equipment Corporation. From December 2001 until June 2007, Mr. Singh was the Chairman of the Board of Directors of Ultralife Batteries, Inc. Mr. Singh who first become a director of Ultralife Batteries in August 2000, continues to currently serve as a director. Mr. Singh graduated in 1974 from the University of Bath, U.K. and received a M.S. in 1975 from the University of Bath. Mr. Singh earned a M.B.A. from Worcester Polytechnic Institute in 1986.

John J. Waters joined our Board of Directors in July 2004 and served as our Executive Vice President— Chief Administrative Officer from July 2004 through January 1, 2006. From October 2006 through April 2008 Mr. Waters served as the Chief Financial Officer, Treasurer and a director of Avantair. From December 2005 to September 2006, Mr. Waters served as a consultant to Avantair. From 1967 to August 2001, Mr. Waters held various executive positions at Arthur Andersen LLP, including Partner in Charge—Entertainment Industry Program; Partner in Charge—Manufacturing Industry Program; and Partner in Charge (Audit)—Transaction Advisory Industry Program. Upon his retirement from Arthur Andersen LLP in August 2001 he formed John Waters Consulting LLC, an entity that provided merger and acquisition services to several private equity organizations primarily located in New York City. Mr. Waters received a bachelor’s degree in Business Administration from Iona College and is a Certified Public Accountant.

Executive Officers

O’Connell (Ben) Benjamin was appointed President of Authentidate Holding Corp. on November 26, 2007. Prior to that he led our technology team from January 1, 2005 when he joined the company as Senior Vice President-Products and Technology and has been the chief architect of many of our technology initiatives. Mr. Benjamin started his career in 1973 with AT&T Bell Labs where he led a number of initiatives in research, product development and manufacturing processes. He was the Vice President of R&D for all AT&T Consumer Products until his transition to Lucent Technologies in 1996, as part of Lucent’s spin-off from AT&T. At Lucent, as Vice President in the wireless business unit, he served in various roles leading product development and customer technical support activities. Mr. Benjamin subsequently joined Lucent Digital Radio as Senior Vice President of Product Management in September 1999. Following Lucent Digital Radio’s merger into Ibiquity Digital Corporation in August 2000, he continued to serve as the Co-Chief Operating Officer until August 2003. Prior to joining us, Mr. Benjamin was actively involved as an advisor and equity investor in software and web-services startups. Mr. Benjamin received a BSEE and an MSEE from the Polytechnic Institute of Brooklyn. He is also a graduate of The Executive Program from the Darden Graduate School of Business.

William A. Marshall joined Authentidate Holding Corp. as Chief Financial Officer and Treasurer in February 2006. Mr. Marshall brings more than 25 years of experience as a Chief Financial Officer, audit partner and senior management advisor to Authentidate. He served as Chief Financial Officer and Treasurer for NEON Communications, Inc., a former publicly traded provider of optical networking solutions, from 2001 to January 2005, when the company was acquired. As part of a planned reorganization, in June 2002, NEON filed a petition under Chapter 11 of the U.S. Bankruptcy Code, from which it was discharged in December 2002. Prior to 2001, he was Chief Financial Officer and Treasurer for Vitts Networks, Inc., a provider of high-speed Internet communications, and Viisage Technology, Inc., a software technology company where he led the company’s initial public offering in 1996. From 1987 to 1994, Mr. Marshall was a Partner at KPMG LLP where he provided audit, accounting, financial and SEC reporting, business advisory, public offering and merger and acquisition services for a variety of growing middle market companies. Prior to 1987, Mr. Marshall held various positions in audit and business advisory services at KPMG LLP. Mr. Marshall has a B.S. in Accounting from Elizabethtown College in Pennsylvania and is a Certified Public Accountant.

Senior Management

Our senior management team is as follows:

Name	Age	Office
Paul Skinner	48	Vice President—Sales and Client Services
Jan C. Wendenburg	49	President, Authentidate International AG

Paul Skinner, our Vice President—Sales and Client Services, joined us on March 27, 2006. Previously, Mr. Skinner served as corporate vice president for Dendrite International, Inc. from 2001 to 2006. Dendrite is a global solutions-based technology company servicing the pharmaceutical industry. During his tenure, Mr. Skinner led the strategy and execution of Dendrite’s content and analytics sector. From 2001 to 2002, he was vice president, business development for the company. Mr. Skinner is a former Lieutenant of the Royal Navy and graduated from Dartmouth College (UK) in 1980.

Jan C. Wendenburg has been the President and Chief Executive Officer of Authentidate International, AG since March 2000. In 1998 he joined the Windhorst-Group, a German information technology concern, as Managing Director and in 1999 was appointed as the Chief Operating Officer to the Executive Board of Directors at Windhorst New Technologies AG, an international incubator for technology and media companies. He previously was employed by IBM in various Sales and Marketing Management positions from 1985 through 1998. Mr. Wendenburg received a degree in Trade Management from the German Department of Commerce and completed coursework towards an M.B.A. at the Open School of Business in Brussels, Belgium.

Meetings of the Board of Directors; Independence

During the fiscal year ended June 30, 2008, our Board of Directors met on five occasions. No member of the Board of Directors attended less than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all committees of the Board of Directors. Our non-employee directors meet in executive sessions periodically during the course of the year.

Our Board of Directors currently consists of five individuals, all of whom are non-employee directors and four of whom are independent directors as defined in the Marketplace Rules of The Nasdaq Stock Market. We have determined that our independent directors are J. Edward Sheridan, Charles J. Johnston, J. David Luce and Ranjit C. Singh. In connection with the resignation of F. Ross Johnson from our Board of Directors in February 2009, the Board selected Mr. Sheridan, an independent director, as its Chairman, in accordance with our Corporate Governance Policies.

Committees of the Board of Directors

The Board of Directors presently has four committees:

•	Audit Committee,

•	Management Resources and Compensation Committee,

•	Nominating and Corporate Governance Committee, and

•	Executive Committee.

Audit Committee. The members of the Audit Committee are presently J. Edward Sheridan, Charles C. Johnston and John J. Waters. Roger O. Goldman served as a Chairman of the Audit Committee until his resignation from our Board on November 8, 2007, at which time Mr. Sheridan was appointed to serve as the Chairman of the Audit Committee. Mr. Sheridan has also been designated by our Board of Directors as our audit committee financial expert, as defined under applicable SEC regulations. Each of these individuals other than Mr. Waters is an independent member of our Board of Directors. Mr. Waters was appointed to our Audit Committee following Mr. Goldman’s resignation pursuant to the exception provided by Nasdaq Marketplace Rule4350(d)(2)(B) due to the exceptional and limited circumstances caused by Mr. Goldman’s resignation and in the best interests of the Company and its shareholders. Mr. Waters is not currently an officer or employee of the Company. Mr. Waters previously had served as our Executive Vice-President—Chief Administrative Officer from July 2004 through January 1, 2006. In addition, the Board of Directors has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership set forth in Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

The Audit Committee acts to: (i) acquire a complete understanding of our audit functions; (ii) review with management the finances, financial condition and our interim financial statements; (iii) review with our independent auditors the year-end financial statements; and (iv) review implementation with the independent auditors and management any action recommended by the independent auditors. Our Board of Directors adopted a Restated and Amended Charter governing the activities of the Audit Committee, which was filed as an exhibit to our Definitive Proxy Statement dated December 15, 2006 and is available on our corporate website at www.authentidate.com. During the fiscal year ended June 30, 2008, the Audit Committee met on seven occasions.

Management Resources and Compensation Committee. The members of the Management Resources and Compensation Committee are J. David Luce, J. Edward Sheridan and Ranjit C. Singh, all of whom are independent members of our Board of Directors. Mr. Luce serves as the Chairman of the Management Resources and Compensation Committee. The functions of this Committee include administration of our 2000 Employee Stock Option Plan and the negotiation and review of all employment agreements of our executive officers. During the fiscal year ended June 30, 2008, the Management Resources and Compensation Committee held three meetings.

Nominating and Corporate Governance Committee. The members of this committee are J. Edward Sheridan, Charles C. Johnston, J. David Luce and Ranjit C. Singh. Mr. Sheridan serves as the chairman of this committee. During the fiscal year ended June 30, 2008, this committee was comprised of Messrs. Johnson, Luce and Waters. The addition of Messrs. Sheridan and Singh to this committee followed Mr. Johnson’s resignation form our Board of Directors. Our Board of Directors has adopted a charter governing the activities of the Nominating and Corporate Governance Committee, which may be viewed online on our Web site at www.authentidate.com. Pursuant to its charter, the Nominating and Corporate Governance Committee’s tasks include reviewing and recommending to the Board issues relating to the Board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board’s compliance with its fiduciary duties to the company and its shareholders; and making recommendations regarding proposals submitted by shareholders. During the fiscal year ended June 30, 2008, the Nominating and Corporate Governance Committee held two meetings.

Executive Committee. We established our Executive Committee on December 7, 2005. During the fiscal year ended June 30, 2008, the members of this committee were F. Ross Johnson, Ranjit Singh and John Waters. Mr. Johnson served as Chairman of this committee during such period. The Board has not yet named a replacement to serve as Chairman of this committee. The primary purpose of the Executive Committee is to exercise the authority of the board when the board is not in session, subject to certain limitations. For example, the Executive Committee has no power or authority to: (i) make, alter or repeal any by-law or any resolution or resolutions of the directors designating an Executive Committee; (ii) elect, appoint or remove any executive officer or director; (iii) approve any transaction in which any member of the Executive Committee may have a direct or indirect interest; (iv) approve the borrowing of any money greater than $500,000 per transaction in the aggregate; (v) approve any agreement to acquire the entirety or majority of any business or major assets of any other person or entity; (vi) change our principal business; (vi) designate or authorize the issuance of any shares of preferred stock; (vii) undertake a private placement or financing transaction involving debt or equity securities in excess of $500,000; or (viii) vary, by more than 10%, any budget previously approved by the board. During the fiscal year ended June 30, 2008, the Executive Committee did not meet.

Special Committee. We had established a Special Committee on May 9, 2007. This committee was terminated following the termination of our proposed merger with Parascript LLC. During the year ended June 30, 2008 and until its termination, the members of this committee were John J. Waters, Ranjit Singh, J. David Luce and J. Edward Sheridan. Mr. Waters served as Chairman of this committee. The primary purpose of the Special Committee was to evaluate potential significant transactions affecting our company and to make recommendations to the full board regarding any such transaction. During the fiscal year ended June 30, 2008, the Special Committee met on three occasions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own, directly or indirectly, more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities we issue. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such reports received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with during the 2008 fiscal year.

Code of Ethics

On July 31, 2003, our Board of Directors approved the Code of Ethics and Business Conduct for our company. Our Code of Ethics and Business Conduct covers all our employees and Directors, including our Chief Executive Officer and Chief Financial Officer. During the fiscal year ended June 30, 2008, we did not waive any provisions of the Code of Ethics and Business Conduct. Our Code of Ethics and Business Conduct was filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2003. We have also posted our Code of Ethics and Business Conduct on our Web site at www.authentidate.com, and may be found as follows:

1.	From our main Web page, first click on “About Us”

2.	Then click on “Corporate Governance”

3.	Next, under “Corporate Governance,” click on “Code of Ethics”

We will post any amendments to or waivers from our Code of Ethics and Business Conduct at that location.

Corporate Governance

We maintain a corporate governance page on our corporate website which includes important information about our corporate governance practices, including our Corporate Governance Policies, our Code of Business

Conduct, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.authentidate.com, by clicking on “Investors.”

Corporate Governance Policies

Our Board has adopted corporate governance policies to provide for enhanced accountability to stockholders. The Board is elected by our stockholders to oversee the management and conduct of our business. The directors should exercise their business judgment in good faith and in what they reasonably believe to be our best interests. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The Board of Directors has adopted corporate governance policies;

•	A majority of the board members are independent within the meaning of the term “independent” under the Marketplace Rules of the Nasdaq Stock Market;

•

All members of our substantive board committees—the Audit Committee, the Management Resources and Compensation Committee, and the Nomination and Corporate Governance Committee—are independent, subject to the limited exceptions provided by the corporate governance requirements of the Nasdaq Stock Market;

•

In the event the Board elects to appoint the Chief Executive Officer as the Chairman of the Board, the Board shall also appoint an independent member of the Board to serve as “Lead Director,” who shall be responsible for coordinating the activities of the other independent directors and to perform various other duties;

•	The independent members of the Board meet regularly without the presence of other directors;

•	We have adopted a clear code of business conduct that is monitored by senior management and is affirmed by our employees;

•	The charters of the Board Committees clearly establish their respective roles and responsibilities;

•	Our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters;

•

We have adopted a code of ethics that applies to our principal executive officer and all members of our finance department, including the principal financial officer and principal accounting officer; and

•

The Board and its Committees have the right at any time to retain independent financial, legal or other advisors, and the company shall pay all expenses incurred in connection with such independent advisors.

Evaluation of Board Candidates and Stockholder Nominees

Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, concern for the long-term interests of the stockholders, whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Authentidate’s industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our company. Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nomination and Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nomination and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

Authentidate’s policy with respect to stockholder nominees require that the Nominating and Corporate Governance Committee evaluate nominees recommended by stockholders in the same manner as it evaluates other nominees. The Nominating and Corporate Governance Committee’s policy is to consider suggestions for Board membership submitted by stockholders in accordance with the following. Stockholders may nominate qualified director candidates for consideration by delivering notice to our Corporate Secretary at our principal executive offices in accordance with the provisions of our Bylaws and the provisions set forth herein under the heading “Stockholder Proposals.” The notice must contain certain prescribed information about the proponent and the nominee(s), including such information about the nominee(s) as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board.

The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nomination and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election. Except in the event of unexpected or unusual circumstances, all directors are expected to be present at the Annual Meeting of Stockholders. During the Annual Meeting of Stockholders held on May 2, 2008, all but one of our directors were present.

Stockholders may contact the Board of Directors or a specified individual director by writing to the Secretary of the company at Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922. Our corporate secretary will relay all such communications to the Board of Directors, or individual members, as appropriate.

Report of the Audit Committee

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, other than Mr. Waters and operates under a written charter, as amended and restated on July 31, 2003. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent auditor, Eisner LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements in the Annual Report with management and Authentidate’s independent registered accounting firm;

•

reviewed with the company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees (as amended)”;

•

discussed with management and the independent registered public accountants the quality and adequacy of the Company’s internal controls and reviewed with the independent registered public accountants, their audit plans, audit scope and identification of audit risks;

•

discussed with the independent auditors the auditors’ independence from management and the company and has received from the independent registered public accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board

regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence; and

•

based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of Authentidate that the audited financial statements be included in Authentidate’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 for filing with the Commission.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

By the Audit Committee of the Board of Directors of Authentidate Holding Corp.:

J. Edward Sheridan, Charles Johnston and John Waters

Vote Required and Recommendation of the Board

The affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is required for the approval of the nominees for Directors. THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES FOR DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2

AMENDMENT TO 2001 DIRECTOR PLAN

Authentidate’s 2001 Non-Executive Directors Stock Option Plan (the “2001 Director Plan”) was initially approved by Stockholders at the 2002 Annual Meeting. Under the Director Plan, options may be granted under the 2001 Director Plan to non-executive directors and members of any advisory board established by Authentidate who are not full-time employees of Authentidate or any of its subsidiaries. In 2004, our stockholders approved an amendment to the 2001 Director Plan to increase the option award granted to each non-executive director upon joining our Board of Directors from 20,000 options to 40,000 options. As described below in greater detail under the caption “Executive Compensation and Related Information—Stock Option Plans”, in January 2007 our shareholders approved additional amendments to our 2001 Director Plan, including providing that non-executive directors shall have the option to elect to receive up to 50% of their cash compensation in restricted shares of our common stock. As of the Record Date, there are 470,000 options outstanding under the 2001 Director Plan. The principal features of the 2001 Director Plan are summarized below. The summary is qualified by reference to the complete text of the 2001 Director Plan, as amended, which is attached as Exhibit A.

At this Annual Meeting, the stockholders are being requested to consider and approve the adoption of the following amendment to the 2001 Director Plan.

Our Board has recommended and approved an amendment to the 2001 Director Plan to increase the percentage of cash compensation that our non-executive directors can elect to receive in shares of restricted common stock of Authentidate to 100% of the cash compensation payable to a non-executive director. As with the current provision of the 2001 Director Plan, the covered compensation includes all amounts payable to a non-executive director for service to our company, including amounts payable for committee service, service as a committee chair and per meeting fees. If this amendment is approved by the stockholders, non-executive directors would be required to make the foregoing election within the first thirty days of each fiscal year for the fees that would be paid for such fiscal year. If the stockholders do not approve this proposal, then non-executive directors will not be entitled to elect to receive more than 50% of their cash compensation in shares of restricted common stock.

Purpose

The purpose of the 2001 Director Plan is to attract and retain qualified persons to serve on the Board. The Board determined that it was important for Authentidate to provide increased benefits under its equity compensation plan to non-employee directors in order to enable the Company to preserve cash resources and to be able to secure the services of qualified individuals. The Board determined that the proposed amendment to the 2001 Director Plan benefits the Company and its stockholders by increasing the alignment between the interests of the Company’s stockholders and the Board members, while striking a balance between preserving cash resources, limiting dilution and providing further incentives for non-employee directors to work for Authentidate’s growth.

The Board believes that Authentidate competes with numerous other companies for a limited number of talented persons willing to join a Board of Directors of a public company. As a result, there must be provided a level of incentives to such persons. Since Authentidate only provides limited cash compensation to its non-employee directors, it must grant equity interests to attract members. It is the Board’s opinion that the grant of stock options and providing for the ability to purchase additional shares of restricted stock has several attractive characteristics, both to the non-employee director and Authentidate. First, granting stock options provides incentive to individuals because they share in the growth of Authentidate. In this manner, non-employee directors have the same interest as stockholders of Authentidate. Second, equity compensation preserves Authentidate’s cash resources. The proposed amendment to the restricted stock provision would, in the Board’s belief, further these benefits.

Administration

The 2001 Director Plan is administered by the entire Board or a committee of the Board (the “Administrator”) which shall at all times consist of not less than two officers of Authentidate who are not entitled to participate in the 2001 Director Plan, to be appointed by the Board and to serve at the pleasure of the Board.

All questions of interpretation of the 2001 Director Plan or of any options issued under it shall be determined by the Administrator and such determination shall be final and binding upon all persons having an interest in the 2001 Director Plan. The Administrator has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. The 2001 Director Plan does not contain an aggregate number of shares issuable thereunder, primarily for administrative purposes. This permits Authentidate greater flexibility in expanding the Board of Directors without having to obtain stockholder approval for additional shares under the 2001 Director Plan. In addition, with a numerical limitation contained in the 2001 Director Plan, Authentidate will inevitably run out of shares under the 2001 Director Plan and would then be required to obtain stockholder approval with the resultant cost and expense of preparing a proxy statement, counsel and filing fees and other related expenses of a stockholders meeting.

Duration, Amendment and Termination

The 2001 Director Plan was initially approved by stockholders at the Annual Meeting held on January 24, 2002 and will expired in 2011, unless sooner terminated by the Board of Directors. In addition to the power to terminate the 2001 Director Plan at any time, the Board of Directors also has the power to amend the 2001 Director Plan; provided, no amendment to the 2001 Director Plan may be made without stockholder approval if the amendment would (i) change the minimum option prices set forth in the 2001 Director Plan, (ii) increase the maximum term of options, (iii) materially increase the benefits accruing to the participants under the 2001 Director Plan, or (iv)  materially modify the requirements as to eligibility under the 2001 Director Plan.

Eligibility

Under the 2001 Director Plan, options may only be granted to non-executive directors serving on our Board of Directors and advisors serving on an advisory boards. Non-executive directors are not entitled to receive options for serving as advisors on our advisory boards.

Awards Under the Director Plan

Stock Options

Under the 2001 Director Plan, each new non-executive director to the Board of Directors is entitled to receive an option to purchase 40,000 shares of common stock upon his or her election to the Board. The exercise price of such options are equal to the fair market value of Authentidate’s common stock on the date such persons are elected to the Board. In addition, on September 1 of each year during the term of the 2001 Director Plan, each non-executive director will automatically be granted an option to purchase 10,000 shares, pro rata, based on the amount of time such person has served as a director for the 12 months immediately prior to such September 1st. Each person who is appointed as an advisor on an advisory board established or maintained by Authentidate shall, upon such appointment and on each anniversary of the effective date of his appointment, receive an option to purchase 5,000 shares of our common stock. Advisors who are also chairmen of such advisory board may be granted options to purchase 7,500 shares. Option awards granted under the 2001 Director Plan expire ten years from the grant date. Options granted under the 2001 Director Plan are not qualified for incentive stock option treatment under the Internal Revenue Code. It is the intent of Authentidate that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3. This is so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the 1934 Act and will not be subjected to liability thereunder.

Restricted Stock

In addition, under the 2001 Director Plan, newly-elected non-executive directors are entitled, during the first twelve months of service on the Board, to purchase restricted shares of our common stock at a price equal to 80% of the closing price on the date of purchase and non-executive directors may purchase up to an aggregate purchase price of $100,000.

In addition, currently, non-executive directors are also entitled to elect to receive up to 50% of all cash director compensation paid by Authentidate in shares of restricted common stock. If this amendment is approved by the stockholders, commencing at the end of the fiscal year ending June 30, 2009, non-executive directors would be permitted to increase the percent of cash compensation that they could receive in restricted common stock to 100%. Non-executive directors are required to make the foregoing election within the first thirty days of each fiscal year for the fees that would be paid for such fiscal year. The number of shares of restricted stock that would be issued to a director would be computed by dividing the cash amount to be converted into shares of restricted stock by the fair market value of Authentidate’s common stock as of the date the fees are earned. The closing price of Authentidate’s common stock on the last trading day of each fiscal quarter will be used to determine the fair market value of the common stock which may be issued in lieu of the fees paid for service as a director during such period. The shares of restricted stock to be issued to a director making such an election would be restricted from public resale for a period of one year from the date of issuance and thereafter could be publicly sold in accordance with the provisions of Rule 144. If this Proposal is not approved by stockholders, our non-executive directors will not have this opportunity to make this election.

Exercise of Options

The exercise price for options granted under the 2001 Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Unless otherwise provided in the 2001 Director Plan, the exercise price of options granted under the 2001 Director Plan must be paid in cash at the time of exercise. In addition, the Administrator may require the grantee to pay any taxes which may be due and payable as a result of an option exercise prior to delivery of the share certificates to the grantee.

Expiration and Termination of Option Awards

The term of each option commences on the date it is granted and unless terminated sooner as provided in the 2001 Director Plan, expires ten years from the date of grant, unless sooner terminated in accordance with the 2001 Director Plan. The term of each option may terminate sooner than such expiration date upon the termination of the optionee’s service as a non-executive director or advisor. Upon a non-executive director’s termination of service other than for death, disability or cause, a non-executive director would be entitled to exercise a previously granted option award for a period of two years following such termination of service, but in no event beyond the stated expiration date of an option award. However, if a non-executive director or advisor is removed for cause, the option awards held by such person would terminate immediately upon such person’s removal. In the event of an option holder’s death or permanent disability, such person would be entitled to exercise his or her options until the earlier of twelve months from the date of termination of service or the expiration date of the option.

For advisors, options shall terminate on the earlier of the expiration date or the date three months following the date of termination of service. If termination of service is due to optionee’s death, the option shall terminate on the earlier of the expiration date or twelve months following the date of the optionee’s death. In any and all circumstances, an option may be exercised following termination of the optionee’s service as an advisor only as to that number of shares as to which it was exercisable on the date of termination of such services.

Restriction on Transfer

Options are transferable only by will or by the laws of descent and distribution. During an optionee’s lifetime, an option may be exercised only by the optionee.

Federal Income Tax Treatment

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to Authentidate and participating persons associated with awards granted under the 2001 Director Plan. The U.S. federal tax laws may change and the U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2001 Director Plan.

All options granted under the 2001 Director Plan are non-qualified options under the Internal Revenue Code. There are no tax liabilities to the optionee upon the grant of a non-qualified option. In general, an optionee who exercises a non-qualified option will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and Authentidate will be entitled to a deduction in the same amount. Authentidate will withhold federal and state income and employment taxes due on this compensation from amounts otherwise payable to the optionee. The optionee’s basis in such shares will generally be the fair market value on the date of exercise, and when he/she disposes of the shares he/she will recognize capital gain or loss.

Plan Benefits

If the proposed amendment to the 2001 Director Plan are approved, then commencing for the fiscal year ending June 30, 2010, Authentidate’s non-executive directors will have the right to convert up to 100% of their cash compensation into restricted shares of common stock in accordance with the terms of the 2001 Director Plan, as amended.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the approval of the amendment to the 2001 Director Plan. THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

The Board of Directors, the Management Resources and Compensation Committee and senior management share responsibility for establishing, implementing and continually monitoring our executive compensation program, with the Board making the final determination with respect to executive compensation. The goal of our executive compensation program is to provide a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and certain of our other most highly-compensated executive officers as determined in accordance with applicable SEC rules, which are collectively referred to herein as the Named Executive Officers.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to achieve the following objectives:

•	attract and retain talented and experienced executives necessary to achieve our strategic objectives in the highly competitive and dynamic industry in which we compete;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value;

•	to increase our company’s long-term profitability and, accordingly, increase stockholder value;

•

provide a competitive compensation package in which a significant portion of total compensation is determined by company and individual results and the creation of stockholder value; and foster a shared commitment among executives by coordinating their company and individual goals.

In order to help attract, motivate and retain highly qualified managers and executives, we attempt to ensure that our compensation decisions are competitive with the market. We seek to attract and retain talent by offering competitive base salaries, annual incentive opportunities, and the potential for long-term rewards through equity-based awards, such as stock options and restricted stock. We have, in the past, granted and may continue to grant equity-based awards to a large portion of our employees, not just our executives. Those awards have been primarily in the form of options to purchase common stock.

Further, our executive pay practices incorporate performance based mechanisms to link executive pay to overall company performance over both the long and short term to facilitate value creation for our shareholders. It is our practice to provide compensation opportunities in addition to base salary that are linked to our company’s performance and the individual’s performance. Achievement of short-term goals is rewarded through annual cash bonuses, while achievement of long-term objectives is encouraged through stock option grants that are subject to vesting generally over three years. Through annual and long-term incentives, a significant portion of the total potential compensation of our executive officers (and other members of senior management) is placed at risk in order to motivate them to improve the performance of our businesses and to increase the value of our company.

Our compensation program is designed to foster a long-term commitment by management. The Management Resources and Compensation Committee believes that there is great value to our company in having a team of long-tenured, seasoned executives and managers. Our compensation practices are designed to foster a long-term commitment to Authentidate by our management team. Thus, the vesting schedules attributable to equity grants are typically 3 years.

In determining the forms of compensation to be used, the Management Resources and Compensation Committee considers various factors, including the effectiveness of the incentives provided, tax and accounting considerations, the compensation practices of other companies and the expectations of our employees and our investors.

Our Executive Compensation Program

Our executive compensation consists of base salary, cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Consistent with the emphasis we place on performance-based incentive compensation, cash incentive bonuses and long-term equity incentive compensation in the form of stock options constitute a significant portion of our total executive compensation. We structured cash incentive bonuses to be primarily tied to the achievement of predetermined company and individual performance goals, which are established at the beginning of each year (or in the case of Named Executive Officers who have commenced employment during the applicable fiscal year, at the time of or shortly following their engagement by our company), on an individualized basis.

The Management Resources and Compensation Committee did not retain outside consultants during the 2008 fiscal year to assist it in implementing these policies or making specific decisions relating to executive compensation. However, the Management Resources and Compensation Committee does, from time to time, review general information regarding the compensation practices of other companies, including some that may compete with Authentidate for the services of its executives and employees and that information is a factor used by the Management Resources and Compensation Committee in its decisions and in its general oversight of compensation practices. However, the Management Resources and Compensation Committee does not use that information to generate specific compensation amounts or targets. Instead, in each compensation decision, the Management Resources and Compensation Committee exercises its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to the company of specific individuals.

With respect to 2008 compensation, the Management Resources and Compensation Committee took into account recommendations made by the Chairman of the Board and President of Authentidate with respect to determinations of the types and amounts of compensation to be paid to the other executive officers and also discussed with the Chairman of the Board and the President the types and amounts such individuals believed would be appropriate to pay each of them in light of the amounts being recommended for the other executives. Authentidate’s senior management generally applies a similar philosophy and similar policies to determine the compensation of officers and managers who are not executive officers and reports to the Management Resources and Compensation Committee regarding these matters.

Within the context of the overall objectives of our compensation program, we determined the specific amounts of compensation to be paid to each of our executives during fiscal 2008 based on a number of factors including:

•	our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

•	our executives’ performance during the fiscal year in general and as measured against predetermined company and individual performance goals;

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the amounts of compensation being paid to our other executives;

•	our executives’ historical compensation and performance at our company; and

•	any contractual commitments we have made to our executives regarding compensation.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation program. In the descriptions below, we highlight particular compensation objectives that we have designed our executive compensation program to address. However, it should be noted that we have designed the various elements of our compensation program to complement each other and thereby collectively serve all of our executive compensation objectives. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program, to a greater or lesser extent, serves each of our compensation objectives.

Base Salary

Our approach is to pay our executives a base salary that is competitive with those of other executive officers in our peer group of competitive companies. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. The base salary of each Named Executive Officer is reviewed annually, and may be adjusted in accordance with the terms of such executive officer’s employment agreement, where applicable, and certain performance criteria, including, without limitation: (i) individual performance and experience; (ii) our performance as a company; (iii) the functions performed by the executive officer; (iv) past salary; and (v) changes in the compensation peer group in which we compete for executive talent. Discretion is used to determine the weight given to each of the factors listed above and such weight may vary from individual to individual and the Management Resources and Compensation Committee may decline to assign relative weight or ranking to these factors, in its discretion. Evaluations of base salary are made regardless of whether a Named Executive Officer has entered into an employment agreement with us, and annual adjustments, if any, to the base salary of our Named Executive Officers are analyzed within the context of the terms and conditions of such employment agreements. Although evaluations of and recommendations as to base salary are made by the Management Resources and Compensation Committee and senior management, the ultimate determination is made by the Board of Directors. Salary levels for each of our Named Executive Officers, other than the President, were also based in part upon evaluations and recommendations made by our former Chief Executive Officer.

To the extent that we have entered into employment agreements with our Named Executive Officers, the base salaries of such individuals reflect the initial base salaries that we negotiated with them at the time of their initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, the growth and stage of development of our company, our executives’ performance and increased experience, any changes in our executives’ roles and responsibilities and other factors. The initial base salaries that we negotiated with our executives were based on our understanding of base salaries for comparable positions at similarly situated companies at the time, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive, the base salaries of our existing executives and other factors. We have entered into employment agreements with each of Messrs. Benjamin, Marshall and Wendenburg, the terms of which are summarized below.

During the fiscal year ended June 30, 2008, the base salary of Mr. Benjamin averaged $260,000, reflecting a mid-year increase of $60,000 relating to his promotion to President. During fiscal 2008, the base salary of Mr. Marshall was $260,000, reflecting no change from the rate we compensated him during fiscal 2007. During fiscal 2008, the base salary of Mr. Wendenburg was 210,000 Euros, reflecting no change from the rate we compensated him during fiscal 2007. In addition, effective November 26, 2007, Surendra Pai ceased serving as our President and Chief Executive Officer. During the portion of our 2008 fiscal year that we employed Mr. Pai, he received base salary of $187,500 in accordance with his employment agreement. As discussed in greater detail below under the caption “Employment Agreements with Named Executive Officers—Surendra Pai”, in connection with the cessation of our employment relationship with Mr. Pai, we provided certain benefits and payments to him, including a severance payment of $610,653.

Cash Incentive Bonuses

Consistent with our emphasis on performance incentive compensation programs, our executives are eligible to receive cash incentive bonuses primarily based upon their performance as measured against predetermined company and individual goals covering operations, business development and commercialization, and corporate and financial achievements. These goals are recommended by senior management to the Management Resources and Compensation Committee, and then by the Management Resources and Compensation Committee to the Board of Directors, at the beginning of each year. The goals are ultimately set by the Board of Directors. If a Named Executive Officer joined our company during a particular year, these performance goals are established at the time of or shortly following their employment. The primary objective of our cash incentive bonuses is to motivate and reward our Named Executive Officers for meeting our short-term objectives using a performance-based compensation program with objectively determinable goals that are specifically tailored for each executive. In addition, we may reserve a portion of each executive’s annual cash incentive bonus to be paid at our discretion based on the executive’s overall performance. We maintain this discretionary portion of the annual cash incentive bonuses in order to motivate our executives’ overall performance and their performance relating to matters that are not addressed in the predetermined performance goals that we set. We believe that every important aspect of executive performance is not capable of being specifically quantified in a predetermined objective goal. For example, events outside of our control may occur after we have established the executives’ performance goals for the year that require our executives to focus their attention on different or other strategic objectives.

We establish the target amount of our cash incentive bonuses at a level that represents a meaningful portion of our executives’ currently paid out cash compensation, and set additional threshold and maximum performance levels above and below these target levels. In establishing these levels, in addition to considering the incentives that we want to provide to our executives, we also consider the bonus levels for comparable positions at similarly situated companies, our historical practices and any contractual commitments that we have relating to executive bonuses.

Overall, the targets for the performance measures were set at levels that we believed to be achievable with strong performance by our executives. Although we cannot always predict the different events that will impact our business during an upcoming year, we set our performance goals for the target amount of annual incentive cash bonuses at levels that we believe will be achieved by our executives a majority of the time. Our maximum and threshold levels for these performance goals are determined in relation to our target levels, are intended to provide for correspondingly greater or lesser incentives in the event that performance is within a specified range above or below the target level, and are correspondingly easier or harder to achieve. We set the performance goals for the maximum amount at a level that we believe will be achieved in some years, but will not be achieved a majority of the time. At the end of each year, the Management Resources and Compensation Committee evaluates the performance of each executive officer and provides to the Board its recommendation for the amount of the cash incentive bonus to be paid to each such executive for that year, with the Board making the final determination as to the amount of the cash incentive bonus.

Based upon the employment agreements that they have entered into with us, Messrs. Benjamin, Marshall and Wendenburg are each entitled to a bonus of up to 50% of their base salary, contingent on the achievement of certain financial metrics. Our Management Resources and Compensation Committee has neither determined nor awarded bonus amounts for our 2008 fiscal year to our Named Executive Officers. Messrs. Benjamin, Marshall and Wendenburg received no bonus for their performance for fiscal 2007. For our 2007 fiscal year we paid, Messrs. Benjamin, Marshall, Wendenburg and Pai (our former Chief Executive Officer) bonus amounts of $24,000, $48,438, $53,050 and $70,000, respectively, which amounts were either earned under their employment agreements or for their performance for fiscal 2006. Because Mr. Marshall joined us in the middle of the 2006 fiscal year, his bonus for 2006 was prorated to reflect the portion of the year he worked for us. Mr. Wendenburg received a bonus of $153,508 in fiscal 2006 for performance in fiscal 2005. As noted above, the amount of the bonus paid to each Named Executive Officer also reflects the extent to which such executive achieved the milestones established at the beginning of the year, plus the amount of the discretionary bonus that is based on our assessment of their overall performance during the year.

Long-Term Equity Incentive Compensation

We believe that long-term company performance is best achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. We grant stock options in order to provide certain executive officers with a competitive total compensation package and to reward them for their contribution to our long-term growth in value and the long-term price performance of our common stock. Grants of stock options are designed to align the executive officer’s interest with that of our stockholders. To assist us in retaining executives and encouraging them to seek long-term appreciation in the value of our stock, the benefits of the awards generally are not immediately realizable by the grantee as the awards vest over a specified period, usually three years, and therefore an employee must remain with us for a specified period to enjoy the full potential economic benefit of an award. We may consider as one of a number of factors the level of an executive officer’s realizable compensation from awards granted in prior years when making decisions with respect to awards to be granted to that executive officer for the most recently ended fiscal year.

Based on the stage of our company’s development and the incentives we are trying to provide to our executives, we have currently chosen to use stock options, which derive value exclusively from increases in stockholder value, as opposed to restricted stock or other forms of equity awards. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion by us.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our company. Prior to January 2007, our stock option awards were granted with a five year exercise period. However, effective as of January 17, 2007, the Management Resources and Compensation Committee of the Board of Directors agreed to amend the existing option awards previously granted to all of our current employees, including our Chief Executive Officer, to provide for an exercise term of ten years from the original date of grant.

Stock options are earned on the basis of continued service to us and generally vest over three years, beginning with one-third vesting one year after the date of grant with the balance then vesting in equal monthly installments over the following two year period. Such vesting is intended as an incentive to such executive officers to remain with us and to provide a long-term incentive.

Options are generally exercisable for a limited period of time after termination of employment (other than termination for cause) if vested, subject to certain rights that were negotiated in connection with the employment agreements we entered into with our Named Executive Officers. We do not require that any portion of the shares acquired be held until retirement, we do not have a policy prohibiting a director or executive officer from hedging the economic risks of his or her stock ownership and we do not have any minimum stock ownership requirements for executive officers and directors. However, each of our executive officers has a significant number of exercisable options. Stock option awards are made pursuant to our 2000 Employees Stock Option Plan (the “2000 Plan”). See “Payments Upon Termination or Change-in-Control” for a discussion of the change-in-control provisions related to stock options. The exercise price of each stock option granted under the 2000 Plan is based on the fair market value of our common stock on the grant date and the Management Resources and Compensation Committee has set the exercise price of the options granted to our Named Executive Officers other than our Chief Executive Office at a price greater than the fair market value in order to reinforce the incentive nature of the award.

In addition to periodically granting performance-based stock options, we also granted options to certain of our Named Executive Officers at the time of their hiring as an incentive to accept employment with us. For instance, as part of the employment arrangements we entered into with Messrs. Benjamin and Marshall when they joined our company, we granted Mr. Benjamin options to purchase 135,000 shares of common stock and Mr. Marshall options to purchase 300,000 shares of common stock. We also granted Mr. Benjamin options to purchase 100,000 shares of common stock in connection with his promotion to President in November 2007. The options initially granted to Mr. Benjamin are exercisable at $6.28 per share and the options granted to him in connection with his promotion are exercisable at $1.25 per share. The options granted to Mr. Marshall are exercisable at $4.50 per share. One third of the options granted to Messrs. Benjamin and Marshall vest on the first anniversary of the grant date and the balance vest in equal monthly installments over the subsequent 24 months.

Awards granted under the 2000 Plan are based on a number of factors, including: (i) the grantee’s position with us; (ii) his or her performance and responsibilities; (iii) the extent to which he or she already holds an equity stake with us; (iv) equity participation levels of comparable executives at other companies in the compensation peer group; (v) general corporate performance; (vi) the President’s recommendations; (vii) the current stock price; and (viii) individual contribution to the success of our financial performance. However, the 2000 Plan does not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the evaluation by the Management Resources and Compensation Committee, in consultation with senior management and the Board of Directors, of the past as well as the anticipated future performance and responsibilities of the individual in question. Awards to executive officers are first reviewed and approved by the Management Resources and Compensation Committee, which then makes a recommendation for final approval by our Board of Directors. Option grants to executives other than the President are approved by the Management Resources and Compensation Committee based upon recommendations made by the President based upon the individual executive’s performance and market data relating to option grants to individuals occupying similar positions at comparably situated companies.

Other Compensation

We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance and a 401(k) plan. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. Generally, we do not provide any special reimbursement for perquisites, such as country clubs, corporate aircraft, living or security expenses, for our employees or for any executive officers. However, in the employment agreements entered into with our Named Executive Officers, we agreed to pay the following amounts as additional compensation: our employment agreement with Mr. Marshall provided that in connection with his relocation, he received an expense allowance of $75,000 for reimbursement of relocation and living expenses and any unused balance of this allowance was payable as a cash award by January 31, 2007; and our employment agreement with Mr. Wendenburg, provides that we provide him a monthly payment of 1,500 Euros to cover automobile and related expenses.

Pension Benefits. We do not offer qualified or non-qualified defined benefit plans to our executive officers or employees. In the future, we may elect to adopt qualified or non-qualified defined benefit plans if we determine that doing so is in our best interests.

Nonqualified Deferred Compensation. None of our Named Executive Officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. In the future, we may elect to provide our executive officers or other employees with non-qualified defined contribution or deferred compensation benefits if we determine that doing so is in our best interests.

Severance and Change of Control Arrangements. As discussed more fully in the section below entitled “Payments Upon Termination or Change in Control”, certain of our named executive officers are entitled to certain benefits upon the termination of their respective employment agreements. The severance agreements are intended to mitigate some of the risk that our executive officers may bear in working for a company competing in a highly competitive and dynamic industry, such as ours.

Policies Regarding Tax Deductibility of Compensation. Within our performance-based compensation program, we aim to compensate the Named Executive Officers in a manner that is tax-effective for us. Section 162(m) of the Internal Revenue Code restricts the ability of publicly-held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based. We consider these requirements in our compensation determinations. We do not anticipate that the non-performance-based compensation to be paid in cash to our executive officers in 2008 will exceed that limit.

Summary of Executive Compensation

The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our President, our Chief Financial Officer, and certain of our other executive officers (the “Named Executive Officers”), during the fiscal year ended June 30, 2008 and 2007:

Summary of Executive Compensation

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($) (3)		Stock Awards ($)		Option Awards ($) (4)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($) (6)		Total ($)
O’Connell Benjamin, President (1) (2)	2008		$260,000		$—		$—		$91,500		$—		$—		$—		$351,500

William A. Marshall, Chief Financial Officer and Treasurer	2008 2007	$ $	260,000 260,000	$ $	— 48,438	$ $	— —	$ $	44,500 44,500	$ $	— —	$ $	— —	$ $	— 62,412	$ $	304,500 415,350

Jan C. Wendenburg, Chief Executive Officer, Authentidate International, A.G. (5)	2008 2007	$ $	310,835 278,515	$ $	— 53,050	$ $	— —	$ $	41,100 41,100	$ $	— —	$ $	— —	$ $	26,075 23,127	$ $	378,009 395,792

(1)	Mr. Benjamin was appointed to office of President effective November 26, 2007. The amounts shown in the table reflect the compensation Mr. Benjamin received in fiscal 2008 as President starting January 1, 2008 and in his former function as Senior Vice President—Product Development. The compensation Mr. Benjamin received as Senior Vice President—Product Development included in these amounts was as follows: Salary—$115,000; option awards—$84,600.
(2)	The employment agreement with our former Chief Executive Officer and President Mr. Pai ended on December 31, 2007. Based on the terms of his agreement Mr. Pai received the following compensation in fiscal 2008: Salary and auto expenses for July through December 2007—$187,500 and $15,000, respectively; option awards—$330,100 and severance—$610,653. In fiscal 2007 he received: Salary and auto expense— $362,500 and $30,000, respectively; bonus—$70,000; and option awards—$115,500. Effective November 26, 2007, Mr. Pai ceased serving as Authentidate’s President and Chief Executive Officer.
(3)	Messrs. O’Connell, Marshall and Wendenburg are entitled to receive a performance-based bonus of up to 50% of their base salary if certain performance targets are met, pursuant to their respective employment agreements with us. As of date of this Annual Report, no bonus amounts for fiscal 2008 have been determined or awarded. No amounts were paid for fiscal 2007. The amounts included in the table represent amounts earned for fiscal 2006 that were paid in fiscal 2007.
(4)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year computed in accordance with SFAS 123R, and thus may include amounts from awards granted in and prior to 2008. A discussion of the methods used to calculate these values may be found in Note 2 to the Consolidated Financial Statements in the Annual Report on Form 10-K.
(5)	Annual salary, bonus and other compensation amounts are paid in Euros. Amounts reported and based on Euro converted to US dollars at an average exchange rate of 0.6756 dollars and 0.7617 dollars for the fiscal year ended June 30, 2008 and 2007, respectively.
(6)	Other compensation for Mr. Wendenburg includes automobile and related expenses and for Mr. Marshall temporary living expenses.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the years ended June 30, 2008 and 2007 to the Named Executive Officers.

Grants of Plan Based Awards

			Estimated Future Payouts Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)
Name	Fiscal Year	Grant Date	Thres- hold ($)		Target ($)		Maxi- mum ($)		Thre- shold ($)		Target ($)		Maxi- mum ($)
O’Connell Benjamin (1) (2)	2008 2007	12/5/07 8/8/07	$ $	— —	$ $	— —	$ $	— —	$ $	— —	$ $	— —	$ $	— —	— —	100,000 50,000	$ $	1.25 1.36	$ $	42,400 39,500
William A. Marshall (2)	2007	8/8/07		$—		$—		$—		$—		$—		$—	—	50,000		$1.36		$39,500
Jan C. Wendenburg (2)	2007	8/8/07		$—		$—		$—		$—		$—		$—	—	50,000		$1.36		$39,500

(1)	Mr. Benjamin was appointed to office of President on November 26, 2007 and was granted 100,000 options on December 5, 2007. These options vest one-third on the one-year anniversary of the date of grant and monthly over the following two years, as long as the grantee continues to be an employee of the company.
(2)	Options granted on August 8, 2007 were for fiscal 2007 and vest one third on the one-year anniversary of the date of grant and monthly over the following two years, as long as the grantee continues to be an employee of the company.
(3)	Surendra B. Pai, our former Chief Executive Officer and President was granted 400,000 options on January 5, 2007 with an exercise price of $1.50 per share and a grant date fair value of approximately $288,000. See Employment Agreements with Names Executives Officers— Surendra B. Pai for further information.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation table and the Grants of Plan Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Employment Agreements with Named Executive Officers

The following are summaries of the employment agreements with our Named Executive Officers. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. See “Payments Upon Termination or Change-in-Control” below for a discussion of payments due to our Named Executive Officers upon the termination of his employment or a change-in-control of our company.

O’Connell Benjamin

Effective as of November 26, 2007, Mr. O’Connell Benjamin became our President. In connection with his promotion, Mr. Benjamin’s base salary was increased to $290,000 effective January 1, 2008 and he was entitled to a discretionary performance-based bonus for the 2008 fiscal year in the discretion of our Management Resources and Compensation Committee. Mr. Benjamin was also granted options to purchase 100,000 shares of our common stock at an exercise price of $1.25. These options vest over a three year period commencing on the first anniversary of the date of grant and expire ten years from the grant date. We entered into an employment agreement with Mr. Benjamin which provided for an initial term of one year through December 31, 2008. Currently, Mr. Benjamin is being compensated in accordance with the terms of this agreement. The following is a summary of Mr. Benjamin’s original employment agreement:

•	Annual base salary of $290,000.

•

Annual bonus potential targeted at 50% of base salary, in the discretion of the Board, or if the Board so designates, the Management Resources and Compensation Committee of the Board based on the annual performance of the Company.

•

In the event of a change of control, Mr. Benjamin would have the right to terminate his employment with us for any reason within a limited period of time following the change of control and such termination would be deemed for good reason. In such an event, we would be required to pay him the amounts described in the immediately preceding paragraph. Further, in the event of such a termination, the 100,000 options granted to Mr. Benjamin described above would be deemed vested and exercisable for an extended period following the termination date.

•	If Mr. Benjamin’s employment is terminated by us for “cause” he will not be entitled to any further compensation or benefits other than his accrued and unpaid compensation.

•

The employment agreement will contain confidentiality obligations that survive termination and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Benjamin’s employment.

We are presently negotiating with Mr. Benjamin concerning the terms of a new employment agreement and have reached an agreement in principle with him for a new one year agreement. No assurances can be given, however, that we will finalize an agreement with Mr. Benjamin concerning our employment relationship with him, in which event we will be obligated to pay him the severance payment in accordance with his original employment agreement. The following is a summary of Mr. Benjamin’s proposed employment agreement.

•	Effective as of April 1, 2009, Mr. Benjamin’s base salary will be reduced by $67,500 to $222,500.

•	In the event the Company achieves cash-flow breakeven by the end of the 2009 calendar year, Mr. Benjamin’s base salary will be retroactively increased by $135,000.

•	Bonus of 50% of base salary if (i) the cash-flow breakeven is achieved by the end of the 2009 calendar year or (ii) upon the occurrence of a change of control.

•

Grant of options to purchase 400,000 shares of our common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of execution of the proposed employment agreement. This option grant would vest as follows: 133,334 shares will vest on the Company recognizing $1,800,000 of revenues through its Inscrybe solution for the fourth quarter of the 2009 calendar year; 133,333 shares will vest on the Company achieving cash-flow breakeven by December 31, 2009; and of the remaining 133,333 shares, 33.3% shall vest on the date of grant and thereafter the balance will vest in equal installments of 33.3% on each of the next two anniversaries of the grant date.

•	Mr. Benjamin will continue to be entitled to a severance payment of 12 months in accordance with the terms of his 2008 employment agreement.

William A. Marshall

Mr. Marshall, our Chief Financial Officer and Treasurer entered into an at-will employment agreement with Authentidate effective as of February 15, 2006. The following is a summary of Mr. Marshall’s employment agreement:

•	Annual base salary of $260,000.

•

Annual bonus targeted at 50% of base salary, in the discretion of the Board, or if the Board so designates, the Management Resources and Compensation Committee of the Board, based on the annual performance of the company, except that the bonus for the fiscal year ending June 30, 2006 shall be guaranteed, pro rata, from the date his employment commenced. Mr. Marshall was also provided with an allowance of $75,000 for reimbursement of temporary living and relocation expenses and will be covered by health and similar benefits made available to the Registrant’s senior management.

•

Grant of options to purchase 300,000 shares of the our common stock at an exercise price of $4.50, which options vest as follows: 100,000 shares vest on the one-year anniversary of the date of grant and the balance of 200,000 options shall vest monthly, as long as Mr. Marshall continues to be an employee of the company, in equal amounts over the subsequent 24 months.

•

With respect to the options granted to Mr. Marshall, in the event his employment is terminated by the company without “cause” or by him for “good reason,” then all options granted to him shall become immediately fully vested and the exercise period in which he may exercise such options shall be extended to the duration of the original term of the option. In the event Mr. Marshall’s employment is terminated by Authentidate for “cause,” then all options granted and not exercised as of the termination date shall terminate immediately and be null and void. In the event that Mr. Marshall terminates his employment other than for “good reason,” then the options, to the extent vested as of the termination date, shall remain exercisable in accordance with their terms for a period of three months following the termination date, but in no event after the expiration of the exercise period.

•

The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Marshall’s employment.

Jan C. Wendenburg

On June 29, 2007, Authentidate Holding Corp. and its wholly-owned subsidiary Authentidate International, AG, entered into a new one year service agreement with Mr. Jan C. Wendenburg, the Chief Executive Officer of Authentidate International, AG. The service agreement was effective as of July 1, 2007 and was renewed for one year effective July 1, 2008 with no changes. The following is a summary of Mr. Wendenburg’s agreement:

•	Annual base salary of €210,000.

•

Commencing with the fiscal year beginning July 1, 2007, and for each fiscal year during the term of the service agreement, the Supervisory Board of Authentidate International, AG shall establish an Executive Bonus Plan for the CEO, which will provide for the payment of a bonus of up to a maximum of 50% of the base salary. The bonus shall be contingent on the achievement of certain financial metrics to be established by the Supervisory Board. In the event the financial metrics are not achieved, the amount of the bonus, if any, shall be determined by the Supervisory Board in its sole discretion.

•	Mr. Wendenburg shall be eligible to receive equity based compensation in the sole discretion of the Management Resources and Compensation Committee of the Board of Directors of the Registrant.

•

For the duration of a one year post-contractual restriction of competition, Mr. Wendenburg shall be entitled to compensation amounting to 50% of his base salary in effect at the time of termination; provided, however, such non-competition compensation shall be credited towards the severance payment payable to Mr. Wendenburg following termination of his employment.

•	Authentidate Holding Corp. agreed to guarantee Authentidate International’s obligations with respect to the payment of Mr. Wendenburg’s base salary, severance payment and disability payment.

•

The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Wendenburg’s employment. In accordance with the requirements of German law, in the event of the “extraordinary termination” of the service relationship for “important reasons”, the party terminating the relationship shall have the right to terminate the post-contractual non-competition covenant, in which event we will have no further obligation to pay the non-competition compensation.

Surendra B. Pai

On January 15, 2007, we had entered into a new one year employment agreement with Mr. Surendra Pai, our former President and Chief Executive Officer, which was effective as of January 1, 2007. Effective November 26, 2007, Mr. Pai ceased serving as our President and Chief Executive Officer. Pursuant to the employment agreement, in connection with the cessation of his employment with us, Mr. Pai was entitled to: (a) all compensation accrued but not paid as of the termination date; (b) a severance payment equal to the sum of

(i) 12 months of the greater of (A) his base salary in effect on the termination date and (B) the highest base salary in effect at any time during the ninety (90) day period to the date of termination; and (ii) an additional severance payment of $187,500; and (c) continued participation in our benefit plans through the end of the month of the one-year anniversary of the termination of his employment. In addition, pursuant to this employment agreement, the options we granted Mr. Pai under such employment agreement which vested as of the date of termination, plus 200,000 options, are deemed vested and exercisable for two years from the date of termination. Based on the terms of this agreement, Mr. Pai received the following compensation in fiscal 2008: Salary and auto expenses for July through December 2007—$187,500 and $15,000, respectively; option awards—$330,100 and severance—$610,653.

Stock Option Plans

Employee Stock Option Plan

In March 2001, our shareholders approved the 2000 Employees Stock Option Plan (the “2000 Plan”) which provides for the grant of options to purchase up to 5,000,000 shares of our common stock. In July 2001, we filed a registration statement with the SEC to register the shares issuable upon exercise of the options granted or which may be granted under the 2000 Plan. In March 2004, our shareholders approved an amendment to the 2000 Plan to increase the number of options which we can grant pursuant to the 2000 Plan to 10,000,000 shares.

Under the terms of the 2000 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422 of the Code, or options which do not so qualify (“Non-ISOs”). As of June 30, 2008, there were outstanding an aggregate of approximately 3,807,000 options under the 2000 Plan, with exercise prices ranging from $0.41 to $7.28.

The 2000 Plan is administered by the Management Resources and Compensation Committee designated by our Board of Directors. This committee has the discretion to determine:

•	the eligible employees to whom, and the times and the price at which, options will be granted;

•	whether such options shall be ISOs or Non-ISOs;

•	the periods during which each option will be exercisable; and

•	the number of shares subject to each option.

The Board or Committee shall have full authority to interpret the 2000 Plan and to establish and amend rules and regulations relating thereto.

Under the 2000 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the 2000 Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISOs options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000. The “fair market value” will be the closing NASDAQ price, or if our common stock is not quoted by NASDAQ, as reported by the National Quotation Bureau, Inc., or a market maker of our common stock, or if the common stock is not quoted by any of the above, by the Board of Directors acting in good faith.

Non-Executive Director Stock Option Plans

In January 2002, our shareholders approved the 2001 Non-Executive Director Stock Option Plan. Options are granted under the 2001 Director Plan until December, 2011 to (i) non-executive directors as defined and (ii) members of any advisory board we may establish who are not full-time employees of us or any of our subsidiaries. Under the 2001 Director Plan, each non-executive director will automatically be granted an option to purchase 20,000 shares upon joining the Board and an option to purchase 10,000 shares each September 1st thereafter, pro rata, based on the time the director has served during the prior year. The term non-executive director refers to those of our directors who are not otherwise a full-time employee of AHC or any subsidiary. In addition, each eligible member of an advisory board will receive, upon joining the advisory board, and on each anniversary of the effective date of his appointment, an option to purchase 5,000 shares of our common stock.

In February 2004, our shareholders approved two amendments to the 2001 Director Plan. First, shareholders approved an amendment to the 2001 Director Plan to increase the size of the option awards to eligible directors upon being initially elected or appointed to the Board to 40,000 options. Second, our shareholders approved an amendment to the 2001 Director Plan to provide that non-executive directors, upon joining the Board and for a period of one year thereafter, will be entitled to purchase restricted stock from us at a price equal to 80% of the closing price on the date of purchase up to an aggregate purchase price of $100,000.

On January 17, 2007, at our Annual Meeting of Shareholders our shareholders approved the adoption of the following material amendments to our 2001 Director Plan:

•	Modifies the terms of the option awards previously and to be granted to non-executive directors to provide that all awards expire ten years from the date of grant.

•

Modifies the terms of the option awards previously and to be granted to non-executive directors to provide that in the event of a non-executive director’s termination of service as a director, other than for cause or in the case of death or disability, the options held by such director shall terminate two years from the date of termination of service, but in no event later than the stated expiration date of an option award.

•

Provide that non-executive directors shall have the option to elect to receive up to 50% of their cash director compensation, including amounts payable for committee service, service as a committee chair and per meeting fees, in restricted shares of the company’s common stock. The number of shares of restricted stock that would be issued to a director would be computed by dividing the cash amount to be converted into shares of restricted stock by the fair market value of the company’s common stock as of the date the fees are earned. The closing price of the company’s common stock on the last trading day of each fiscal quarter will be used to determine the fair market value of the common stock which may be issued in lieu of the fees paid for service as a director during such period.

There is no aggregate cap on the number of options which may be granted under the 2001 Director Plan. This provides us with greater flexibility in expanding the Board of Directors without having to obtain stockholder approval for additional shares under the 2001 Director Plan. Since the amount, timing and terms of options granted under the 2001 Director Plan are non-discretionary, the imposition of a cap on the number of options which may be granted under the 2001 Director Plan would only serve to increase the burden of administering the 2001 Director Plan.

As of June 30, 2008, there were 410,000 options outstanding under the 2001 Director Plan. The options outstanding have exercise prices ranging from $1.32 to $10.58. On September 1, 2008, we granted an aggregate of 60,000 options to our non-employee directors pursuant to the 2001 Director Plan. These options have an exercise price of $0.58.

The exercise price for options granted under the 2001 Director Plan is 100% of the fair market value of the common stock on the date of grant. The “fair market value” is the closing price of our common stock as reported by NASDAQ, or if our common stock is not quoted by NASDAQ, the closing bid price as reported by the National Quotation Bureau, Inc., or a market maker of our common stock, or if the common stock is not quoted by any of the above by the Board of Directors acting in good faith. The exercise price of options granted under the 2001 Director Plan must be paid at the time of exercise in cash. The term of each option commences on the date it is granted and unless terminated sooner as provided in the 2001 Director Plan, expires ten years from the date of grant. The 2001 Director Plan must be administered by either our full Board of Directors or a committee of the Board consisting of not less than two officers who are not entitled to participate in the Director Plan. The administrator has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the administrator will make all determinations of the interpretation of the 2001 Director Plan. Options granted under the 2001 Director Plan are not qualified for incentive stock option treatment.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at June 30, 2008 with respect to the Named Executive Officers.

Outstanding Equity Awards At Fiscal Year-end

	Options Awards					Stock Awards
Name (4)	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
O’Connell Benjamin	135,000 47,223 — —	— 2,777 50,000 100,000	(3) (3) (3)	6.28 4.50 1.36 1.25	01/01/15 08/11/15 08/07/17 12/04/17	—	—	—	—
William A. Marshall	241,667 —	58,333 50,000	(3) (3)	4.50 1.36	02/15/16 08/08/17	— —	— —	— —	— —
Jan C. Wendenburg	150,000 23,611 —	— 1,389 50,000	(3) (3)	4.54 4.50 1.36	03/15/12 08/23/15 08/08/17	— — —	— — —	— — —	— — —

(1)	Each stock option grant reported in the table above was granted under, and is subject to, our 2000 Plan. The option expiration date shown above is the normal expiration date, and the last date that the options may be exercised. For each Named Executive Officer, the unexercisable options shown above are also unvested. Unvested shares are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options on the death, disability or termination of employment of a Named Executive Officer or a change in control of our company, see “Payments Upon Termination or Change in Control” below. If a Named Executive Officer’s employment is terminated by us for cause, options (including the vested portion) are generally forfeited. The exercisable options shown above, and any unexercisable options shown above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates, except as otherwise specifically provided in the Named Executive Officer’s employment agreement. For a description of the material terms of the Named Executive Officer’s employment agreements, see “Employment Agreements With Named Executive Officers” above.
(2)	Effective January 17, 2007, we amended all of the outstanding options held by our employees solely to modify the expiration date to be ten years from the original grant date.
(3)	Vesting schedule is one third of the grant on the one year anniversary of the date of the grant and monthly thereafter over the remaining twenty four months.
(4)	Surendra B. Pai, our former Chief Executive Officer, has vested options to purchase 400,000 shares of common stock at an exercise price of $1.50 per share through December 31, 2009 and options to purchase 400,000 shares of common stock at an exercise price of $6.58 per share through November 15, 2014.

Options Exercised and Stock Vested

None of our Named Executive Officers exercised any stock options during the 2008 fiscal year.

Pension Benefits

None of our Named Executive Officers or former executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our Named Executive Officers or former executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Payments Upon Termination or Change-in-Control

The discussion and tables below reflect the estimated benefits that would be paid or accrue to each of the Named Executive Officers other than our former Chief Executive Officer in the event of the following hypothetical scenarios:

•	termination without cause, or constructive (“good reason”) termination (including upon the occurrence of a change in control of a company);

•	termination for cause;

•	upon an executive’s disability; or

•	in the event of the executive’s death.

O’Connell Benjamin

Death or Disability. Pursuant to the terms of his employment agreement, if Mr. Benjamin’s employment is terminated as a result of his death, Mr. Benjamin or his estate, as applicable, would receive any accrued but unpaid, base salary, bonus and expense reimbursement amounts through the date of his death. If Mr. Benjamin’s employment is terminated as a result of disability, Mr. Benjamin or his estate, as applicable, would receive (a) any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date on which the disability occurs; (b) a severance payment of 12 months of his base salary in effect on the termination date and (c) continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, in the event of a termination due to his death or disability, Mr. Benjamin’s (or his estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the termination date shall remain exercisable for a period of twelve months following such date, but in no event after the expiration of the exercise period.

Cause. If Mr. Benjamin’s employment is terminated for cause or he terminates his employment without good reason, he would be entitled to his base salary and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. All stock options that have not been exercised as of the date of termination for cause shall be deemed to have expired as of such date, otherwise, options vested as of the date of termination may be exercised for a period of three months thereafter.

Without Cause or for Good Reason. If Mr. Benjamin’s employment is terminated without cause, by Mr. Benjamin for good reason, or either (1) we fail to timely notify him or our intent to renew his agreement or (2) after providing such notice, we fail to reach an agreement on a new employment agreement with him prior to the expiration date, then we would be obligated to: (a) pay any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date of termination; (b) pay a severance payment equal to 12 months of his base salary in effect on the termination date and (c) provide for his continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, in the event of such a termination event, the options granted to Mr. Benjamin under his employment agreement will be deemed vested and shall be exercisable for a period of two years from the termination date.

Change of Control. In the event of a change of control, Mr. Benjamin shall have the right to terminate his employment with us for any reason within a period of 120 days of such change of control and such termination shall be deemed for good reason. In such an event, we would be required to pay Mr. Benjamin the amounts described in the immediately preceding paragraph. Further the 100,000 options granted to Mr. Benjamin in connection with his promotion to President would be deemed vested and exercisable as discussed above.

Employee Covenants. In his employment agreement, Mr. Benjamin agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment. Mr. Benjamin also agreed, during the term of the agreement and for a period of one year thereafter, to not in any manner enter into or engage in any business that is engaged in any business directly competitive with our business anywhere in the world, with limited exceptions. Moreover, Mr. Benjamin agreed, during the term of the agreement and for a period of 12 months thereafter, to not, directly or indirectly, without our prior written consent: (i) solicit or induce any employee of us or any of our affiliates to leave such employ; or (ii) solicit the business of any customer with respect to products or services that compete directly with the products or services provided or supplied by us.

William A. Marshall

Death or Disability. Pursuant to the terms of his employment agreement, if Mr. Marshall’s employment is terminated as a result of his death, Mr. Marshall or his estate, as applicable, would receive any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date of his death. If Mr. Marshall’s employment is terminated as a result of disability, Mr. Marshall or his estate, as applicable, would receive (a) any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date on which the disability occurs; (b) a severance payment equal to 12 months of his base salary in effect on the termination date and (c) continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, in the event of a termination due to his death or disability, Mr. Marshall’s (or his estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the termination date shall remain exercisable for a period of twelve months following such date, but in no event after the expiration of the exercise period.

Cause. If Mr. Marshall’s employment is terminated for cause or he terminates his employment without good reason, he would be entitled to his base salary, other accrued compensation and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. All stock options that have not been exercised as of the date of termination for cause shall be deemed to have expired as of such date otherwise, options vested as of the date of termination may be exercised for a period of three months thereafter.

Without Cause or for Good Reason. If Mr. Marshall’s employment is terminated without cause, or by Mr. Marshall for good reason, we would be obligated to: (a) pay any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date of termination; (b) we would be obligated to pay a severance payment of 12 months of his base salary in effect on the termination date; and (c) provide for his continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, in the event of such a termination event, his right to purchase shares of common stock pursuant to any stock option shall immediately fully vest and become exercisable, and the exercise period in which he may exercise his options shall be extended to the duration of their original term.

Change of Control. The benefits Mr. Marshall would receive upon termination without cause or for good reason shall not be adversely affected in the event of a change of control.

Employee Covenants. In his employment agreement, Mr. Marshall agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment. Mr. Marshall also agreed, during the term of the agreement and for a period of one year thereafter, to not in any manner enter into or engage in any business that is engaged in any business directly competitive with our business anywhere in the world, with limited exceptions. Moreover, Mr. Marshall agreed, during the term of the agreement and for a period of 12 months thereafter, to not, directly or indirectly, without our prior written consent: (i) solicit or induce any employee of us or any of our affiliates to leave such employ; or (ii) solicit the business of any customer with respect to products or services that compete directly with the products or services provided or supplied by us.

Jan C. Wendenburg

Death or Disability. Pursuant to the terms of his employment agreement, if Mr. Wendenburg’s employment is terminated as a result of his death, Mr. Wendenburg or his estate, as applicable, would receive any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date of his death. If Mr. Wendenburg’s employment is terminated as a result of disability, Mr. Wendenburg or his estate, as applicable, would receive (a) any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date on which the disability occurs; and (b) a payment equal to 50% of his base salary in effect on the termination date and (c) the proceeds of any company-paid disability insurance policy, if any. Further, in the event of a termination due to his death or disability, Mr. Wendenburg’s (or his estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the termination date shall remain exercisable for a period of twelve months following such date, but in no event after the expiration of the exercise period.

Cause. If Mr. Wendenburg’s employment is terminated for cause or he terminates his employment without good reason, he would be entitled to his base salary and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. All stock options that have not been exercised as of the date of termination shall be deemed to have expired as of such date.

Without Cause or for Non-Renewal. If Mr. Wendenburg’s employment is terminated without cause or if we determine not to renew the agreement, Mr. Wendenburg would receive (i) all compensation accrued but not paid as of the termination date and (ii) a severance payment of amount equal to his base salary in effect at the time of termination for a period of one year from the date of termination, payable in twelve equal monthly installments, unless Mr. Wendenburg elects to receive a lump-sum payment.

Employee Covenants. In his employment agreement, Mr. Wendenburg agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment. Mr. Wendenburg also agreed, during the term of the agreement and for a period of one year thereafter, to not (i) solicit or induce any employee of us to leave such employ; or (ii) solicit the business of any customer with respect to products or services that compete directly with the products or services provided or supplied by us. For the duration of the one year post-contractual restriction of competition, Mr. Wendenburg shall be entitled to compensation amounting to 50 % of his base salary in effect at the time of termination; provided, however, such non-competition compensation shall be credited towards the severance payment payable to Mr. Wendenburg following termination of his employment. In accordance with the requirements of German law, in the event of the “extraordinary termination” of the service relationship for “important reasons”, the party terminating the relationship shall have the right to terminate the post-contractual non-competition covenant, in which event we will have no further obligation to pay the non-competition compensation.

2000 Stock Option Plan

Corporate Transactions. Notwithstanding any contrary waiting period in any stock option agreement issued pursuant to the 2000 Plan, but subject to any determination by our Board of Directors to provide otherwise, each outstanding option shall, except as otherwise provided in the stock option agreement, become exercisable in full for the aggregate number of shares covered thereby and shall vest unconditionally on the first day following the occurrence of any of the following: (a) the approval by our stockholders of an approved transaction; (b) a control purchase; or (c) a board change, as each such term is defined in the 2000 Plan.

Termination of Employment. If a grantee’s employment or service is terminated for cause, any unexercised option shall terminate effective immediately upon such termination of employment or service. Except as otherwise provided by in an award agreement, if a grantee’s employment or service terminates on account of death or disability, then any unexercised option, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the option term) by his or her personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution.

Except as otherwise provided by the Committee in the award agreement, if a grantee’s employment or service terminates for any reason other than for cause, death, disability or pursuant to a change of control, then any unexercised option, to the extent exercisable immediately before the grantee’s termination of employment or service, may be exercised in whole or in part, not later than three (3) months after such termination of employment or service (but only during the option term); and, to the extent that any such option was not exercisable on the date of such termination of employment or service, it will immediately terminate.

Termination Scenario Summary Tables

The amounts shown in the tables below assume that the noted triggering event occurred on June 30, 2008. Other relevant assumptions and explanations are provided in the footnotes following the tables. The amounts shown reflect only the additional payments or benefits that a Named Executive Officer, other than former Chief Executive Officer, would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event.

Potential Payments on Termination (without cause or following change-in-control)

Year Ended June 30, 2008 (1)

	Termination Without Cause (2)				Termination Following Change-in-Control (2)
Name	Cash Payments ($) (3)	Estimated value of continued benefits ($) (4)	Estimated value of accelerated equity awards ($) (5)	Total ($)	Cash Payments ($) (3)	Estimated value of continued benefits ($) (4)	Estimated value of accelerated equity awards ($) (5)	Estimated tax gross- up payment ($)	Total ($)
O’Connell Benjamin	$290,000	$—	$86,000	$376,000	$290,000	$—	$86,000	$—	$376,000

William A. Marshall	$260,000	$11,000	$70,000	$341,000	$260,000	$11,000	$70,000	$—	$341,000

Jan C. Wendenburg	$323,000	$—	$—	$323,000	$—	$—	$—	$—	$—

(1)	This table provides information for each continuing Named Executive Officer. All references to base salary and annual target bonus refer to the amounts described above under “Employment Agreements with Named Executive Officers.” Amounts in the table are rounded.
(2)	If we terminate the executive without cause, or the executive resigns for good reason as defined in his executive employment agreement (as described above), the executive will be entitled to receive the compensation as shown in the table. These amounts will also apply if the executive is terminated or resigns for good reason in connection with a change-in-control.
(3)	Cash payments to Mr. Benjamin, Mr. Marshall and Mr. Wendenburg consist of base salary for one year following termination. The amount due to Mr. Wendenburg is payable in Euros and is converted to U.S. dollars at an average exchange rate of 0.6756 over the fiscal year ended June 30, 2008.
(4)	The estimated value of continued health and related benefits in effect on the termination date for a period of 12 months.
(5)	Estimated value of accelerated vesting of stock options represents the expense as calculated in accordance with FAS 123R.

Potential Payments on Disability or Death

Year Ended June 30, 2008

	Disability (1)				Death
Name	Cash Payments (includes severance and bonus) ($)	Estimated value of continued benefits ($)	Estimated value of accelerated equity awards ($)	Total ($)	Cash Payments (includes severance and bonus) ($)	Estimated value of continued benefits ($)	Estimated value of accelerated equity awards ($)	Total ($)
O’Connell Benjamin	$290,000	$—	$—	$290,000	$—	$—	$—	$—

William A. Marshall	$260,000	$11,000	$—	$271,000	$—	$—	$—	$—

Jan C. Wendenburg	$162,000	$—	$—	$162,000	$—	$—	$—	$—

(1)	In the event the executive becomes physically or mentally disabled such that he is unable to perform his duties for a period of three consecutive months as determined by a medical professional, we may terminate the executive’s employment, unless otherwise prohibited by law. In the event of termination due to disability, the executive will be entitled to the compensation shown in the table.

Director Compensation

Our non-executive directors are compensated as follows.

•	The annual director fee for our non-executive directors is $15,000;

•

Committee chairmen are paid an additional annual fee as follows: (a) Chairman of the Board—$25,000 per annum; (b) Chairman of the Audit Committee—$15,000 per annum; and (c) other Committee Chairmen—$5,000 per annum;

•	Our Audit Committee financial expert receives an additional annual fee of $10,000; and

•

Meeting fees for our independent directors are $1,500 for each meeting of the board of directors, and $1,500 for each meeting of a committee of the board of directors. Reasonable and customary expenses incurred in attending the board and committee meetings are reimbursable.

Under the 2001 Director Plan, as amended, our non-executive directors receive 40,000 stock options upon being elected to the Board and have the ability to purchase up to $100,000 restricted shares of our common stock at a per share purchase price of 80% of the fair market value of our common stock during the initial twelve month period following their election to the Board. Our non-executive directors also receive options to purchase 10,000 shares for each year of service under the 2001 Director Plan and are reimbursed for expenses incurred in order to attend meetings of the Board of Directors.

On January 17, 2007, our stockholders approved the following material changes to the 2001 Director Plan: (i) modification of the terms of the option awards previously and to be granted to non-executive directors to provide that all awards expire ten years from the date of grant; (ii) modification of the terms of the option awards previously and to be granted to non-executive directors to provide that in the event of a non-executive director’s termination of service as a director, other than for cause or in the case of death or disability, the options held by such director shall terminate two years from the date of termination of service, but in no event later than the stated expiration date of an option award; and (iii) provide that non-executive directors shall have the option to elect to receive up to 50% of their cash director compensation, including amounts payable for committee service, service as a committee chair and per meeting fees, in restricted shares of our common stock.

A summary of non-executive director compensation for the year ended June 30, 2008 is as follows:

Summary of Non-Executive Director Compensation

Name (1) (2)	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
F. Ross Johnson (5)	2008	$21,750	$28,750	$6,800	$—	$—	$—	$57,300
J. Edward Sheridan	2008	$36,413	$—	$6,800	$—	$—	$—	$43,213
Charles J. Johnston	2008	$25,500	$—	$6,800	$—	$—	$—	$32,300
J. David Luce	2008	$14,625	$18,751	$6,800	$—	$—	$—	$40,176
Ranjit C. Singh	2008	$12,376	$5,626	$6,800	$—	$—	$—	$24,802
John J. Waters (6)	2008	$24,000	$26,625	$6,800	$—	$—	$—	$57,425

(1)	As of June 30, 2008, each director had the following number of Director Plan options outstanding: Mr. Johnson—72,500; Mr. Sheridan—60,000; Mr. Johnston—60,000; Mr. Luce—67,500; Mr. Singh—67,500; and Mr. Waters—10,000.
(2)	On November 8, 2007, Mr. Roger O. Goldman resigned from the Board of Directors. During his tenure in fiscal 2008 Mr. Goldman received the following compensation: Fees earned or paid in cash $9,075; stock awards $9,075; option awards $6,800. As of June 30, 2008, Mr. Goldman had 67,500 options outstanding.
(3)	On January 10 , 2007, our stockholders approved an amendment to our 2001 Director Plan to provide, among other things, that our non-executive directors shall have the option to elect to receive up to 50% of their cash director compensation in restricted shares of common stock. For the year ended June 30, 2008, the following directors elected to receive a portion of their cash director fees for such periods in shares of common stock. The number of shares of common stock issued for fiscal 2008 to each director is as follows: Mr. Johnson 52,431; Mr. Luce 33,731; Mr. Singh 10,285; and Mr. Waters 58,131, respectively.
(4)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008 computed in accordance with SFAS 123R, and thus may include amounts from awards granted in and prior to 2008. A discussion of the methods used to calculate these values may be found in Note 10 to our Consolidated Financial Statements contained elsewhere in this Annual Report on Form 10-K.
(5)	Mr. Johnson resigned from our Board in February 2009.
(6)	Mr. Waters resigned from service to us as our Chief Administrative Officer effective January 2006 but has remained on our board. See “Certain Relationships and Related Transactions” for a description of his separation agreement.

Report of The Management Resources And Compensation Committee of The Board Of Directors

The following report has been submitted by the Management Resources and Compensation Committee of the Board of Directors:

The Management Resources and Compensation Committee of the Board of Directors has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Management Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the fiscal year ended June 30, 2008 and this proxy statement, as filed with the SEC.

The foregoing report was submitted by the Management Resources and Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934.

J. David Luce, Chair

J. Edward Sheridan

Ranjit C. Singh

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks between the members of our Management Resources and Compensation Committee and any other entity. At present, Messrs. Luce, Sheridan and Singh are the members of this committee. During the fiscal year ended June 30, 2008, none of the members of the Management Resources and Compensation Committee (a) was an officer or employee of AHC during the last fiscal year; (b) was formerly an officer of AHC or any of its subsidiaries; or (c) had any relationship with AHC requiring disclosure under Item 404 of Regulation S-K.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of June 30, 2008 which consist of the 2000 Employee Stock Option Plan, as amended, and the 2001 Non-Employee Director Stock Option Plan, as amended, Information concerning each of the aforementioned plans is set forth below following the caption “Shareholder Approved Option Plans.”

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (A)
Equity Compensation Plans Approved by Stockholders	4,592,000	(1)	$3.82	4,362,000	(2)
Equity Compensation Plans Not Approved by Stockholders	400,000	(3)	10.65	N/A

Total	4,992,000		$4.37	4,362,000

(1)	Includes 410,000 options issued pursuant to our 2001 Director Plan, as amended; and 3,807,000 options issued to employees pursuant to our 2000 Plan, as amended; and 375,000 options issued to a consultant but does not include 60,000 options granted under to our 2001 Director Plan on September 1, 2008.

(2)	Consists of 4,182,000 options available for issuance pursuant to our 2000 Plan, as amended, and assumes the issuance of 180,000 options pursuant to our 2001 Director Plan, as amended, according to the following analysis. The 2001 Director Plan does not provide for a cap on the aggregate number of options which may be granted thereunder. All option grants under the 2001 Director Plan are non-discretionary; each non-employee director receives an option to purchase 10,000 shares of our common stock each September 1, pro rata, based on the length of such directors service during the preceding year. Accordingly, if the number and identity of our non-employee directors remains constant over the remaining life of the 2001 Director Plan, we would issue a total of 180,000 options to our non-employee directors and advisor under the 2001 Director Plan, which number includes a total of 60,000 options granted on September 1, 2008 pursuant to the 2001 Director Plan.

(3)	See Note 10 of the Notes to our Consolidated Financial Statements included in the Annual Report on Form 10-K for information related to common stock purchase warrants issued to certain consultants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our common stock. For information concerning employment agreements with, and compensation of, our executive officers and directors, see the disclosure in the section of this proxy statement captioned “Executive Compensation.”

On January 9, 2006, we entered into a termination agreement and a separate consulting agreement with John J. Waters, who was then serving as our Executive Vice President—Chief Administrative Officer and a member of our board of directors. Pursuant to the termination agreement, Mr. Waters relinquished his employment position in favor of a consulting relationship, effective as of January 1, 2006. We agreed to pay and/or provide to Mr. Waters (a) an amount of approximately $350,000, in accordance with the terms and conditions of the consulting agreement; (b) an amount of $5,000 for attorneys’ fees; and (c) the accelerated vesting of all options granted to him, along with the continuation of the exercise period for the duration of their original term. Mr. Waters continues to serve on our board of directors. Prior to that time, Mr. Waters’ compensation was set forth in an employment agreement which included the following terms: (a) base salary of $275,000, (b) annual discretionary bonus potential of up to 50% of base salary, (c) grant of options to purchase 300,000 shares of the common stock at an exercise price of $5.85, subject to vesting requirements as follows: 75,000 options vested on the date of grant, 18,750 vested on the one-month anniversary of the date of grant and the remainder shall vest in equal amounts of 9,375 on a monthly basis, (d) payment equal to the greater of his base salary to the termination date or a severance payment equal to six months of his base salary in effect as of the termination date, in the event of the termination of Mr. Waters’ employment by us without “cause” or by Mr. Waters for “good reason,” as those terms are defined in his employment agreement.

On January 26, 2006, Dennis H. Bunt, our former Chief Financial Officer, entered into a termination agreement and resigned his position effective April 30, 2006. Pursuant to the termination agreement, we agreed to pay and/or provide Mr. Bunt (a) a severance payment of approximately $315,000, payable in equal installments over a period of twenty-four months; (b) an additional payment of $33,000 as additional severance and reimbursement of certain expenses; and (c) the accelerated vesting of all options granted to him and the continuation of the exercise period in which he may exercise such options.

On November 26, 2007, our Board of Directors appointed Mr. O’Connell Benjamin to the office of President, effective immediately. Mr. Benjamin’s appointment filled one of the positions formerly held by Mr. Suren Pai, who ceased serving as our President and Chief Executive Officer as of such date. Pursuant to the employment agreement we had with Mr. Pai, in connection with the cessation of his employment with Authentidate, Mr. Pai was entitled to: (a) all compensation accrued but not paid as of the termination date; (b) a severance payment equal to the sum of (i) 12 months of the greater of (A) his base salary in effect on the termination date and (B) the highest base salary in effect at any time during the ninety (90) day period to the date of termination; and (ii) an additional severance payment of $187,500; and (c) continued participation in Authentidate’s benefit plans through the end of the month of the one-year anniversary of the termination of his employment. In addition, pursuant to his employment agreement, the options Authentidate granted Mr. Pai under such employment agreement which vested as of the date of termination, plus 200,000 options, are deemed vested and exercisable for two years from the date of termination.

Approval for Related Party Transactions

Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal stockholders, including their immediate family members and affiliates, our Audit Committee, all of the members of which are independent, reviews the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire Board of Directors, which has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our Audit Committee and our Board of Directors. In approving or rejecting the proposed related party transaction, our Audit Committee and our Board of Directors shall consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee and our Board of Directors determine in the good faith exercise of their discretion.

Independence of our Board of Directors and its Committees

The listing rules established by the Nasdaq Stock Market, LLC require that a majority of the members of a listed company’s board of directors qualify as “independent” as affirmatively determined by the board, meaning that each independent director has no direct or indirect material relationship with a company other than as a director and/or a stockholder. Our Board of Directors consults with legal counsel to ensure that our Board’s determination with respect to the definition of “independent” is consistent with current Nasdaq listing rules. Our Board of Directors reviewed all relevant transactions or relationships between each director, or any of his family members, and our company and has affirmatively determined that each of our directors, other than John J. Waters, our former Chief Administrative Officer, are independent directors under the applicable guidelines noted above. Our Board of Directors has four committees: the Audit Committee, the Management Resources and Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. All of the members of our Audit Committee meet the standards for independence required under current Nasdaq Stock Market listing rules, SEC rules, and applicable securities laws and regulations except for Mr. Waters. All of the members of our Management Resources and Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee satisfy the applicable independence standards.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has approved a rule governing the delivery of disclosure documents. This rule allows us to send a single copy of this proxy statement to any household at which two or more of our stockholders reside, if we believe that the stockholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the Company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce our expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instructions forms. Stockholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any stockholder upon written request to Corporate Secretary, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922.

OTHER BUSINESS

As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

Bylaw Provisions. In accordance with our Bylaws, a stockholder who desires to present a proposal for consideration at next year’s annual meeting must submit the proposal no later than the close of business on February 20, 2010. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the stockholder (as they appear in our stock transfer records), the number of shares beneficially owned by the stockholder and a description of any material interest that the stockholder may have in the proposal. Proposals should be addressed to Corporate Secretary, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the Bylaw provisions, a stockholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on December 22, 2009.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management receives notice of the proposal before the close of business on March 5, 2010 and advises stockholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on March 5, 2010.

ADDITIONAL INFORMATION

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2008 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO CHIEF FINANCIAL OFFICER, AUTHENTIDATE HOLDING CORP., CONNELL CORPORATE CENTER, 300 CONNELL DRIVE, 5TH FLOOR, BERKELEY HEIGHTS, NJ 07922. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of Authentidate entitled to vote at the Annual Meeting of Stockholders.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, as well as the regional offices of the SEC located at 3 World Financial Center, New York, New York 10281. Copies of such materials can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

By Order of the Board of Directors

Victor J. DiGioia, Secretary

April 21, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

Exhibit A

NON-EXECUTIVE DIRECTOR

STOCK OPTION PLAN OF

AUTHENTIDATE HOLDING CORP.

As amended, effective May     , 2009

1.	PURPOSE

The purpose of the Non-Executive Director Stock Option Plan is to provide a means by which (i) each Director of Authentidate Holding Corp. (the “Company”) who is not otherwise a full-time employee of the Company or any subsidiary of the Company (each such person being hereafter referred to as a “Non-Executive Director”) and (ii) each person appointed as a member of any Advisory Board established or maintained by the Company who is not otherwise an employee of the Company or any subsidiary of the Company or an Outside Director (each such person being hereinafter referred to as an “Advisor”) will be given an opportunity to purchase Common Stock, $.001 par value per share, of the Company (“Common Stock”). The Company, by means of the Director Plan, seeks to attract and retain the services of qualified independent persons to serve as Non-Executive Directors of the Company and as Advisors on the Company’s various Advisory Boards, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.	ADMINISTRATION

(a) The Director Plan shall be administered by the Board of Directors of the Company (the “Board”) or a committee of the Board (the “Committee”) which shall at all times consist of not less than two (2) officers of the Company who are not entitled to participate in the Director Plan, to be appointed by the Board of Directors and to serve at the pleasure of the Board of Directors.

(b) Grant of options under the Director Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 5 hereof. However, all questions of interpretation of the Director Plan or of any options issued under it shall be determined by the Board or Committee and such determination shall be final and binding upon all persons having an interest in the Director Plan. A majority of the Board’s or Committee’s members shall constitute a quorum, and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Board or Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

3.	SHARES SUBJECT TO THE PLAN

There shall be no aggregate limitation on the number of shares of Common Stock that may be acquired pursuant to options granted under the Director Plan.

The Common Stock subject to the Director Plan may be in whole or in part authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any Option shall expire or terminate for any reason without having been exercised in full, the unissued shares subject thereto shall again be available for purposes of the Director Plan.

4.	ELIGIBILITY

Options shall be granted only to (a) Non-Executive Directors serving on the Board of Directors of the Company and (b) Advisors serving on the Advisory Boards of the Company. Non-Executive Directors shall not be entitled to receive Options for serving as Advisors on Advisory Boards of the Company.

5.	NON-DISCRETIONARY GRANTS

(a)	Grants to Outside Directors

(i) Commencing on the date that this Non-Executive Director Stock Option Plan, as amended, is approved by the Board of Directors of the Company, each new Non-Executive Director to the Board of Directors shall be entitled to receive an Option to purchase 40,000 shares of Common Stock. Commencing on September 1, 2002, an Option to purchase 10,000 shares of Common Stock on the terms and conditions set forth herein shall be granted to each Non-Executive Director and thereafter on September 1st of each year; provided that any Non-Executive Director, who has not served as a director for an entire year prior to September 1st of each year shall receive a pro rata number of options determined as follows:

Date of Membership	Options Granted
September 1 through November 30	10,000
December 1 through February 28	7,500
March 1 through May 30	5,000
June 1 through August 31	2,500

Notwithstanding the foregoing, in the event a Non-Executive Director initially joins the Board of Directors on or after June 1, such Non-Executive Director shall not be eligible to be granted Options on September 1 of the year in which he or she first joined the Board of Directors.

(b)	Grants to Advisors

(i) Each person who is appointed as an Advisor on an Advisory Board established or maintained by the Company shall, upon such appointment and on each anniversary of the effective date of his appointment, be granted options to purchase 5,000 shares for Advisors and options to purchase 7,500 shares for Advisors who are also chairmen of such Advisory Board, on the terms and conditions set forth herein.

(ii) Notwithstanding the foregoing, no Advisor who may serve on an Advisory Board of the Company shall be entitled to receive any options under the Director Plan for serving as such advisor, and in no event will the grant amount, as defined above in Section 5(a)(ii), exceed $75,000 with respect to a grant to a chairman of an Advisory Board Director or $50,000 with respect to an Advisor on an annual basis to an Advisor. To the extent the grant amount exceeds the foregoing limitations, the number of shares subject to the Option to be granted to the Advisor will be reduced accordingly.

6.	PURCHASE OPTION

A. Commencing December 17, 2003, each Non-Executive Director joining the Board of Directors after such date shall he have the right to purchase up to $100,000 of Common Stock during the initial twelve month period immediately following the date upon which the Non-Executive Director joins the Board of Directors. The purchase price for the Common Stock shall be equal to 80% of the Fair Market Value of the Common Stock on the date of purchase as determined in accordance were Section 7(b)hereof. The purchase right granted hereunder may be exercised in whole or in part at any time during the initial twelve month period.

B. Commencing July 1, 2009 and on July 1 of each year thereafter while this Plan is in effect, each Non-Executive Director shall have the right to elect, within thirty days from July 1, to receive a percentage (not to exceed 100%) of all cash compensation payable to such Non-Executive Director for the fiscal year ending the following June 30 in restricted shares of the Company’s Common Stock (“Restricted Shares”). In the event a Non-Executive Director elects to receive a percentage of his or her cash compensation in Restricted Shares, the number of Restricted Shares that will be issued to such a Non-Executive Director will be calculated by dividing the cash amount to be converted into Restricted Shares by the fair market value of the Company’s Common Stock as of the date the fees are earned. The closing price of the Company’s Common Stock on the last trading day of each fiscal quarter will be used to determine the fair market value of the Common Stock which may be issued in lieu of the fees paid for service as a director during such period. For the purposes of this Section 6, “fair market value” shall have the meaning ascribed to such phrase in Section 7, below, except that as used in this Section 6 the date of determination shall be such date or dates on which the applicable fees are earned. Restricted Shares will be restricted from public resale for a period of one year from the date of issuance and thereafter subject to the provisions of Rule 144, as adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

7.	OPTION PROVISIONS

Each Option shall be evidenced by a written agreement (“Stock Option Agreement”) and shall contain the following terms and conditions:

(a) The term of each Option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date (“Expiration Date”) that is ten years from the date of grant. Options outstanding as of the date of the amendment to this Plan shall be deemed amended to provide that such options shall expire ten years from the date of grant, unless sooner terminated. The term of each Option may terminate sooner than such Expiration Date if the optionee’s service as a Non-Executive Director or Advisor of the Company terminates for any reason or for no reason. In the event of such termination of service, the Option shall terminate (i) for Non-Executive Directors, on the second anniversary of the date of termination of service as a director and (ii) for Advisors on the earlier of the Expiration Date or the date three (3) months following the date of termination of service. Notwithstanding the foregoing, (A) if termination of service is due to optionee’s death or permanent disability (as determined by the Board), the option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of the optionee’s death or termination of service for permanent disability and (B) if an optionee is removed from the Board (or Advisory Board) for cause, as determined by the Board, the option awards held by such optionee would terminate immediately upon removal. In any and all circumstances, an option may be exercised following termination of the optionee’s service as an Advisor only as to that number of shares as to which it was exercisable on the date of termination of such services.

(b) The exercise price of each option shall be one hundred percent (100%) of the Fair Market Value of the shares subject to such option on the date such option is granted. “Fair Market Value” of a share of Common Stock shall mean (i) if the Common Stock is traded on a national securities exchange or on the Nasdaq National Market System (“NMS”), the per share closing price of the Common Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the date of grant (or if there is no closing price for such date of grant, then the last preceding business day on which there was a closing price); or (ii) if the Common Stock is traded in the over-the-counter market and listed on the small cap market of the Nasdaq Stock Market (“Nasdaq”), the per share closing bid price of the Common Stock on the date of grant as reported by Nasdaq (or if there is no closing bid price for such date of grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Common Stock is traded in the over-the-counter market but bid quotations are not published on Nasdaq quotation system, the closing bid price per share for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock.

(c) The optionee may elect to make payment of the exercise price under one of the following alternatives:

(i)	Payment of the exercise price per share in cash at the time of exercise; or

(ii)	Recourse notes (subject to Paragraph 16 herein) or

(iii)	Payment by a combination of the methods of payment specified in Subsections 7(c)(i) and 7(c)(ii) above.

(d) An option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative.

(e) All options granted under the Director Plan shall be non-qualified stock options, and do not qualify as incentive stock options within the meaning of Section 422, or any successor section, of the Internal Revenue Code of 1986, as amended.

8.	ACCELERATION OF OPTIONS

Notwithstanding any contrary installment period with respect to any option and unless the Board or Committee determines otherwise, each outstanding option granted under the Director Plan shall become exercisable in full for the aggregate number of shares covered thereby in the event: (i) the Board (or, if approval of the stockholders is required as a matter of law, the stockholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan or Proposal for the liquidation or dissolution of the Company; or (ii) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (a) shall purchase any Common Stock (or securities convertible into the Company’s Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (b) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of Directors (calculated as provided in paragraph (d) of such Rule 13(d)(3) in the case of rights to acquire the Company’s Securities); or (iii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office. The Stock Option Agreement evidencing options granted under the Director Plan may contain such provisions limiting the acceleration of the exercise of Options as provided in this Section 8 as the Board or Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock received by a Non-Executive Director or Advisor from the Company.

9.	RIGHT OF COMPANY TO TERMINATE SERVICES AS A NON-EXECUTIVE DIRECTOR OR ADVISOR

Nothing contained in the Director Plan or in any instrument executed pursuant hereto shall confer upon any Non-Executive Director or Advisor any right to continue in the service of the Company or any of its subsidiaries or interfere in any way with the right of the Company or a subsidiary to terminate the service of any Non-Executive Director or Advisor at any time, with or without cause.

10.	NONALIENATION OF BENEFITS

No right or benefit under the Director Plan shall be subject to alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

11.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

All options granted under the Plan shall be deemed automatically adjusted (both in the number of shares and exercise price), as appropriate, for any corporate action adopted by the Board of Directors and/or shareholders which action results in changes in the outstanding Common Stock of the Company by reason of any stock dividend, distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation or liquidation and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Director Plan and the number of shares subject to nondiscretionary grants pursuant to Section 5 hereof shall be appropriately adjusted.

12.	TERMINATION AND AMENDMENT

Unless the Director Plan shall theretofore have been terminated as hereinafter provided, no grant of Options may be made under the Director Plan after a date which is ten years from the date of adoption of the Director Plan by the Board of Directors. The Board or Committee may at any time amend, alter, suspend or terminate the Director plan; provided, however, that the Board or Committee may not, without the requisite vote of the stockholders of the Company approving such action (i) materially increase (except as provided in Section 10 hereof) the maximum number of shares which may be issued under the Director Plan; (ii) extend the term of the Director Plan; (iii) materially increase the requirements as to eligibility for participation in the Director Plan; or (iv) materially increase the benefits accruing to participants under the Director Plan. No termination, modification or amendment of the Director Plan or any outstanding Stock Option Agreement may without the consent of the Non-Executive Director or Advisor to whom any option shall theretofore have been granted, adversely affect the rights of such Director with respect to such option.

13.	EFFECTIVENESS OF THE PLAN

The Director Plan shall become effective upon the requisite vote of the stockholders of the Company approving such action, and upon the approvals, if required, of any other public authorities. Any grant of options under the Director Plan prior to such approval shall be expressly subject to the condition that the Director Plan shall have been so approved. Unless the Director Plan shall be so approved, the Director Plan and all options theretofore made thereunder shall be and become null and void.

14.	GOVERNMENT AND OTHER REGULATIONS

The obligation of the Company with respect to options shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

15.	COMPLIANCE WITH SEC REGULATION SECTION 16(B)

In the case of optionees who are or may be subject to Section 16 of the Securities and Exchange Act of 1934, as amended (and the rules and regulations promulgated thereunder) (the “1934 Act”), it is the intent of the Company that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3. This is so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the 1934 Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to optionees who are or may be subject to Section 16 of the 1934 Act.

16.	TAX WITHHOLDING.

It shall be a condition to the obligation of the Company to deliver shares or securities of the Company upon exercise of an award, that the grantee of such award pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld. The Board or Committee may, in its sole discretion, permit the grantee of an award, in accordance with any applicable regulations of the authority issuing such regulations, to pay a portion or all of the amount of such minimum required or additional permitted withholding taxes in shares. At the Board’s or Committee’s sole discretion, the grantee shall be permitted to authorize the Company to withhold, or shall agree to surrender back to the Company, on or about the date such withholding tax liability is determinable, shares previously owned by such grantee or a portion of the shares that were or otherwise would be distributed to such grantee pursuant to such award having a fair market value equal (as determined under Section 6 hereof) to the amount of such required or permitted withholding taxes to be paid in shares.

17.	LOANS TO GRANTEES.

The Board or Committee, acting on behalf of the Company, shall have the authority and may, in its sole discretion, lend money to, or guaranty any obligation of, a grantee for the purpose of enabling such grantee to exercise an option granted hereunder; the amount of such loan or obligation, however, shall be limited to an amount equal to fifty (50%) percent of the exercise price of such option. Any loan made hereunder shall bear interest at the rate of ten (10%) percent per annum; may be unsecured or secured in such manner as the Board or Committee shall determine, including, without limitation, a pledge of the subject shares; and shall be subject to such other terms and conditions as the Board or Committee may determine.

18.	NO OBLIGATION TO EXERCISE OPTION.

The granting of an award shall impose no obligation upon the grantee (or upon a transferee of a grantee) to exercise such award.

19.	NO LIMITATION ON RIGHTS OF THE COMPANY.

The grant of any award shall not in any way affect the right or power of the Company to make adjustments, reclassification, or changes in its capital or business structure to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

20.	EXPENSES OF THE PLAN.

All of the expenses of the Plan shall be paid by the Company.

21.	GRANTEE TO HAVE NO RIGHTS AS A STOCKHOLDER.

No grantee of any option shall have any rights as a stockholder with respect to any shares subject to his or her option prior to the date on which he or she is recorded as the holder of such shares on the records of the Company. No grantee of any option shall have the rights of a stockholder until he or she has paid in full the option price.

22.	GOVERNING LAW

The Director Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

AUTHENTIDATE HOLDING CORP.

VOTE BY INTERNET OR TELEPHONE QUICK « « « EASY « « « IMMEDIATE

As a stockholder of Authentidate Holding Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 19, 2009.

Vote Your Proxy on the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY					Please mark your votes like this	☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” BOTH PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

I. ELECTION OF DIRECTORS: (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)	FOR all ☐	WITHHOLD AUTHORITY ☐	II. AMENDMENT TO THE 2001 NON-EXECUTIVE DIRECTOR STOCK OPTION PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(01) J. EDWARD SHERIDAN, (04) JOHN J. WATERS, AND (02) CHARLES C. JOHNSTON, (05) RANJIT C. SINGH (03) J. DAVID LUCE,

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN , ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2009.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held May 20, 2009

This proxy statement and our 2009 Annual Report to Stockholders are available at http://www.cstproxy.com/authentidate/2009

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AUTHENTIDATE HOLDING CORP.

The undersigned appoints J. Edward Sheridan as proxy, with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Authentidate Holding Corp. held of record by the undersigned at the close of business on April 9, 2009 at the Annual Meeting of Stockholders of Authentidate Holding Corp. to be held on May 20, 2009 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)